                                                                   EXHIBIT 10.11

03/25/98 JBC
04/02/98 JBC
04/17/98 JBC
04/20/98 JBC
04/26/98 JBC
                                  OFFICE LEASE
                              SCOTTSDALE NORTHSIGHT

         THIS INDENTURE OF LEASE (the "Lease"), dated as of the 30th day of April, 1998, by and between OPUS WEST CORPORATION, a Minnesota corporation, owner of the Office Complex (as hereinafter defined), hereinafter referred to as "Lessor", and JDA SOFTWARE GROUP, INC., a Delaware corporation, hereinafter referred to as "Lessee".

                                  WITNESSETH:

         That Lessor, in consideration of the rents and covenants hereinafter set forth, does hereby lease and let unto Lessee, and Lessee does hereby hire and take from Lessor, that certain space shown and designated on the site plan attached hereto and made a part hereof as Exhibit A, which space shall consist of not less than 95,000 rentable square feet (the final area to be determined pursuant to Article XXI, below) and shall be comprised of the entire rentable areas on the second (2nd) and third (3rd) floors (at a minimum) of the Office Complex containing approximately 136,000 rentable square feet, to be constructed by Lessor west and contiguous to 87th Street and south of Raintree Drive, Scottsdale, Arizona 852______, and, subject to the naming rights of Lessee provided herein, to be known as Scottsdale Northsight. The aforesaid space leased and let unto Lessee is hereinafter referred to as the "Premises"; the land (including all easement areas appurtenant thereto) upon which the building ("Building") of which the Premises are a part is hereinafter referred to as the "Property"; and the Property and all buildings and improvements and personal property of Lessor used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities, if any, are hereinafter called the "Office Complex".

         Lessee hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any encumbrances (but subject also to the non-disturbance covenants contemplated in Article XV, below), covenants, conditions, restrictions and other matters of record and all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises.

         TO HAVE AND TO HOLD THE SAME PREMISES, without any liability or obligation on the part of Lessor to make any alterations, improvements or repairs of any kind on or about the Premises, except as expressly provided herein, for a term of ten (10) years, commencing on the first (1st) day of April, 1999 (as such date may be extended due to force majeure or Lessee's Delays, and herein referred to as the "Target Commencement Date"), and ending on the thirty-first (31st) day of March, 2009, unless sooner terminated, in the manner provided hereinafter, to be occupied and used by Lessee for general office purposes and for no other purpose, subject to the covenants and agreements hereinafter contained. The commencement of the term of this Lease shall be the later of (i) fifteen (15) days after the delivery of possession of Premises to Lessee, with the Tenant Improvements substantially completed or (ii) the delivery to Lessee of an occupancy permit for the Premises. Lessee shall not be required to accept delivery of possession prior to March 15, 1999. The commencement of operations (and not mere fixturization) by Lessee in any portion of the Premises shall be deemed to be acceptance of delivery of the Premises.

ARTICLE I. BASE RENT: In consideration of the leasing aforesaid, Lessee agrees to pay to Lessor, at c/o Opus West Management Corporation, 2415 East Camelback, Road, Suite 840, Phoenix, Arizona 85016, or at such other place as Lessor from time to time may designate in writing, an annual rental equal to the product of the rentable area of the Premises multiplied by the rental rate for the applicable portion of the term of this Lease, as hereinafter set forth, which annual rental may sometimes hereinafter be referred to as the "Base Rent", payable monthly, in advance, in equal monthly installments, commencing on the first day of the term and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term:

Applicable Portion                Annual Rental Rate Per
     of Term                       Rentable Square Foot
------------------                ----------------------
Months 1 through 60                       $13.40
Months 61 through 120                      15.41

If the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

         The amounts set forth above as the Annual Rental Rate per Rentable Square Foot are subject to reduction, based upon any savings realized in the "Total Project Costs", pursuant to Exhibit "E" attached hereto. For this purpose, "Total Project Costs" shall include all costs incurred in the acquisition, construction, development, and completion of the Office Complex, including, without limitation, land acquisition and related costs, permits, use fees, design, survey, engineering, environmental and soils consultants, legal, financing and interest expenses, commissions, labor, materials, real estate and other taxes, and allowances of three percent (3%) for a development fee, five percent (5%) for overhead and profit and five percent (5%) for general conditions. No other general contractor employed to construct this Office Complex shall be entitled to charge such fees (although subcontractors and suppliers may charge reasonable general conditions and overhead and profit fees). (Notwithstanding the foregoing, to the extent the water use fees exceed $1.00 per gross square foot based on the area of the Building, and to the extent such excess results in the actual amount of the "Total Project Costs" (set forth on Exhibit "E" attached hereto) exceeding the budget "Total Project Costs" (before the Tenant Improvement Allowance), then such excess shall reduce the Tenant Improvement Allowance otherwise available to Lessee under this Lease.) Lessor shall be responsible to supply to the Premises the 2' x 4' layin parabolic light fixtures, the 2' x 2' layin ceiling tile and the necessary ceiling grid. To the extent the costs of supplying the materials listed in the preceding sentence results in the actual amount of the "Total Project Costs" (set forth on Exhibit "E" attached hereto) exceeding the budget "Total Project Costs" (before the Tenant Improvement Allowance and the water use fees referenced above), then such excess shall reduce the Tenant Improvement Allowance otherwise available to Lessee under this Lease. Accordingly, within sixty (60) days after the Commencement Date, Lessor shall provide to Lessee a reconciliation of the Total Project Costs, and a computation of the Base Rent (with reference to the 10.42% return) and including the 5% adjustment to the land acquisition (which adjustment shall be subject to reduction in inverse proportion to the increase in the initial area of the Premises, as designated by Lessee herein), as illustrated in Exhibit "E" . In the event the resulting "rent" is less than $13.40, then the Base Rent for months 1 through 60 shall be such "rent", and the Base Rent for months 61 through 120 shall be 115% of the reduced Base Rent amount. All work which is a component of the Total Project Costs will be performed on an "open book" basis with Lessee (subject to confidentiality covenants of Article XXV) having access to all cost accounting records and books with respect to such work upon reasonable advance notice to Lessee.

ARTICLE II. ADDITIONAL RENT: In addition to the Base Rent payable by Lessee under the provisions of Article I hereof, Lessee shall pay to Lessor "Additional Rent" as hereinafter provided for in this Article II. All sums under this
Article II and all other sums and charges required to be paid by Lessee under this Lease (except Base Rent), however denoted, shall be deemed to be "Additional Rent". If any such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Base Rent falling due.

         For purposes of this Article II, the parties hereto agree upon the following Definitions:

         A. The term "Lease Year" shall mean each of those calendar years commencing with and including the year during which the term of this Lease commences, and ending with the calendar year during which the term of this Lease (including any extensions or renewals) terminates.

         B. The term "Real Estate Taxes" shall mean and include all personal property taxes of Lessor relating to Lessor's personal property located in the Office Complex and used or useful in connection with the operation and maintenance thereof, real estate taxes and installments of special assessments, including interest thereon, relating to the Property and the Office Complex, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, against Lessor or all or any part of the Office Complex as a result of Lessor's ownership of the Property or the Office Complex, and payable during the respective Lease Year. It shall not include any net income tax, estate tax, inheritance tax, excess profit taxes, franchise taxes, gift taxes, capital stock taxes, other taxes applied or measured by Lessor's net income, and any items included as Operating Expenses (defined below).

         C. The term "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance and operation of the Property and the Office Complex as determined by Lessor's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to property, casualty or liability insurance (and such other types of insurance typically procured by landlords for office projects comparable to the Office Complex) premiums (including insurance premiums for rent insurance), maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting (including the tubes, ballasts and starters of fluorescent parabolic lights), window washing, janitorial services, trash and rubbish removal, wages payable to employees of Lessor whose duties are connected with the operation and maintenance (and specifically excluding administration) of the Property and the Office Complex (but only for the portion of their time allocable to work related to the Office Complex (and specifically excluding administration) ), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property and the Office Complex, all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property and the Office Complex, all payroll taxes, unemployment insurance costs, vacation allowances and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits, and any other expense imposed on Lessor or its contractors or subcontractors, pursuant to law or pursuant to any collective bargaining agreement covering such employees, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Office Complex, reasonable attorneys' fees and costs in connection with appeal or contest of real estate or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of an office complex and not specifically set forth herein, including reasonable management fees (which, as charged to Lessee, shall not exceed two and one-half percent (2 1/2%) of the Base Rent plus Additional
                  Rent) and the costs of a building office at the Office Complex. Lessor agrees, however, that a building office shall not be at the Office Complex, unless located in Phase II, or otherwise approved by Lessee. Lessee shall have the right to approve the janitorial service contractor. The term "Operating Expenses" shall not include any capital improvement to the Office Complex other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, or for any cost or expense incurred solely for the benefit of a tenant or occupant at the Office Complex, other than Lessee, legal expenses incident to enforcement by Lessor of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above the grade of building superintendent, depreciation allowance or expense. Notwithstanding the foregoing, in the event Lessor installs equipment in or makes improvements or alterations to the Office Complex which are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses (and which, based upon reasonable evidence, do reduce such costs and expenses) or which are required under any governmental laws, regulations or ordinances which were not required at the date of commencement of the term of this Lease, Lessor may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis. Operating Expenses shall also be deemed to include expenses incurred by Lessor in connection with city sidewalks adjacent to the Property and any pedestrian walkway system (either above or below ground) or other public facility to which Lessor or the Office Complex is from time to time subject in connection with operations of the Property and the Office Complex. The term "Operating Expenses" shall also include any assessments or fees or other charges imposed upon the Office Complex, or upon Lessor as a result of Lessor's ownership of the Office Complex, under any encumbrances, covenants, conditions, restrictions or other matters now of record or hereafter recorded against the Office Complex. Lessor shall use commercially reasonable efforts to maintain Operating Expenses (and each component thereof) at competitive, market rates, and to cooperate with Lessee in this regard, including re-bidding any service or cost-item deemed, by Lessee, to be above competitive, market rates. Lessee's failure to assess any charges to Lessee of any additional, or previously unbilled Operating Expenses or Real Estate Taxes for a Lease Year by

                  December 31 of the following calendar year shall be deemed a waiver by Lessee of its right to assess and collect such additional unbilled amount.

         D. The term "Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses" shall mean the product of (i) the percentage obtained by dividing the rentable area of the Premises by the rentable area of the Office Complex, and (ii) the Real Estate Taxes and Operating Expenses for the applicable Lease Year; provided, however, the percentage used to calculate Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses shall be amended each Lease Year to the greater of the following: (i) if the total rentable area leased in the Office Complex (pursuant to leases under which the term has commenced) is ninety-five percent (95%) or less than the rentable area of the Office Complex, the percentage shall be that which the rentable area of the Premises bears to ninety-five percent (95%) of the total rentable area of the Office Complex for such Lease Year; or (ii) if the total rentable area leased in the Office Complex (pursuant to leases under which the term has commenced) is greater than ninety-five percent (95%), the percentage shall be that which the rentable area of the Premises bears to the actual rentable area of the Office Complex for such Lease Year. Rentable area shall in no event include basement storage space or garage space.

         E. Anything herein to the contrary notwithstanding, it is agreed that in the event the Office Complex is not fully occupied during any calendar year or any Lease Year, a reasonable and equitable adjustment shall be made by Lessor in computing the Operating Expenses for such year so that the Operating Expenses shall be adjusted to the amount that would have been incurred had the Office Complex been fully occupied during such year. Any such adjustment shall be consistent with prudent property management practices, shall be disclosed in writing to Lessee in each Lease Year's reconciliation statement of Operating Expenses provided to Lessee, and shall not conflict with the provisions of Article II.D., above.

         As to each Lease Year during the term of this Lease, Lessor shall estimate for each such Lease Year (i) the total amount of Real Estate Taxes and Operating Expenses; (ii) Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses; and (iii) the computation of the annual and monthly rental payable during such Lease Year as a result of increases or decreases in Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses. Said estimate shall be in writing and shall be delivered or mailed to Lessee at the Premises. Lessor shall endeavor to deliver said estimate no later than April 30 of each Lease Year. As of the date of this Lease, Lessor estimates the total amount of Real Estate Taxes and Operating Expenses for the first lease Year of Operation of the Office Complex to be approximately $6.00, per rentable square foot.

         Lessee shall pay, as Additional Rent, the amount of Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses for each Lease Year, so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year. In the event that said estimate is delivered to Lessee after the first day of January of the applicable Lease Year, said amount, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

         From time to time during any applicable Lease Year, Lessor may re-estimate the amount of Real Estate Taxes and Operating Expenses and Lessee's Pro Rata Share thereof, and in such event Lessor shall notify Lessee, in writing, of such re-estimate in the manner above set forth and fix monthly installments for the then remaining balance of such Lease Year in an amount sufficient to pay the re-estimated amount over the balance of such Lease Year after giving credit for payments made by Lessee on the previous estimate.

         Upon completion of each Lease Year (and in any event prior to the immediately succeeding June 30), Lessor shall cause its accountants to determine the actual amount of Real Estate Taxes and Operating Expenses for such Lease Year and Lessee's Pro Rata Share thereof and deliver a written certification of the amounts thereof (in reasonable detail) to Lessee after the end of each Lease Year. If Lessee has paid less than its Pro Rata Share of Real Estate Taxes and Operating Expenses for any Lease Year, Lessee shall pay the balance of its Pro Rata Share of the same within thirty (30) days after the receipt of such statement. If Lessee has paid more than its Pro Rata Share of Real Estate Taxes and Operating Expenses for any Lease Year, Lessor shall, at Lessee's option, either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Lessor for its estimate of Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses for the next following Lease Year. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Lessee or credits due Lessee as a result of the provisions of this
Article II shall be adjusted accordingly.

         Further, Lessee shall pay, also as Additional Rent, all other sums and charges required to be paid by Lessee under this Lease, and any tax or excise on rents, gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, or any city or municipality, against Lessor in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Lessor's receipt of such rents or other charges accruing under this Lease; provided, however, Lessee shall have no obligation to pay net income, estate or inheritance taxes of Lessor.

ARTICLE III. LATE CHARGE AND OVERDUE AMOUNTS - RENT INDEPENDENT: Lessee shall pay to Lessor, as liquidated damages, a late charge equal to five percent (5%) of any amount not paid on the date when the same is due to compensate Lessor for its costs in connection with such late payment by Lessee. Notwithstanding the preceding sentence, as a condition to Lessor's assessment and collection of said late charge, the late charge shall not be due unless Lessee fails to pay any amount within ten (10) days after notice from lessor; however, said condition shall only apply to the first two (2) delinquencies during any calendar year during the term of this Lease. The assessment or collection of a late charge hereunder shall not constitute the waiver by Lessor of a default by Lessee under this Lease and shall not bar the exercise by Lessor of any rights or remedies available under this Lease. In addition, any installment of Base Rent, Additional Rent or other charges to be paid by Lessee accruing under the provisions of this Lease, which shall not be paid when due, shall bear interest at the rate of one percent (1%) per month from the date which is thirty (30) days after the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. Lessee's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Lessor. Base Rent and Additional Rent are sometimes collectively referred to as "rent". Rent shall be payable without deduction, offset, prior notice or demand, in lawful money of the United States, except as expressly provided herein.

ARTICLE IV. POSSESSION OF PREMISES: Lessor shall use commercially reasonable and diligent efforts to construct and deliver the Premises as required by the provisions of this Lease. If Lessor shall be unable to give possession of the Premises on the Target Commencement Date because the construction of the Office Complex or the completion of the Premises has not been sufficiently completed to make the Premises ready for occupancy or if Lessor shall fail to provide a certificate of occupancy, or for any other reason, Lessor shall not be subject to any claims, damages or liabilities for the failure to give possession on said date except as expressly set forth in this Article IV. Under said circumstances, the rent reserved and covenant to pay same shall not commence until possession of the Premises is given or the Premises are ready for occupancy, whichever is earlier. Failure to give possession on the date of commencement of the term shall in no way affect the validity of this Lease or the obligations of Lessee hereunder; provided, however, that if the date of commencement of the initial term is delayed beyond the Target Commencement Date, the expiration date of the initial term shall be extended to provide for a full ten-year initial term of this Lease. If Lessee is given and accepts possession of the Premises on a date earlier than the date above specified for commencement of the term, and commences operating its business therefrom (and not merely installing equipment and fixtures), the rent reserved herein and all covenants, agreements and obligations herein and the term of this Lease shall commence on the date that possession of the Premises is given to Lessee.

         The acceptance of possession by Lessee shall be deemed conclusively to establish that the Premises and all other improvements of the Office Complex required to be constructed by Lessor for use thereof by Lessee hereunder have been completed at such time to Lessee's satisfaction and in conformity with the provisions of this Lease in all respects unless Lessee notifies Lessor in writing within sixty (60) days after commencement of the term as to any items not completed. Lessee waives any claim as to matters not listed in said notice. Lessor shall exercise commercially reasonable efforts to complete, repair or replace any aspect of the Premises set forth in said notice, within sixty (60) days of said notice. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises or the Office Complex or with respect to the suitability or fitness of either for the conduct of Lessee's business or for any other purpose except as expressly set forth herein. Nothing contained in this Article shall affect the commencement of the Lease term or the obligation of Lessee to pay any rent due under this Lease.

         On or before February 1, 1999, Lessor shall notify Lessee (said notice herein referred to as the "Target Notice") of the "Target Delivery Date" (defined for purposes herein as that date when Lessor shall deliver non-exclusive possession of the Premises to Lessee with substantial completion of the Tenant Improvements at which time Lessee may commence installation of its fixtures and equipment) as well as the Target Commencement Date (which, in absence of Lessee's written approval, shall be not less than fifteen (15) days after the Target Delivery Date). If Lessor fails to provide the Target Notice as required and such failure continues for five (5) business days after notice of such failure from Lessee (which notice shall describe the obligation of Lessor to provide said notice, and the resulting termination right (described below) of Lessee), then Lessee, by subsequent notice (given prior to Lessor's Target Notice) may elect to, and thereby, terminate this Lease.

         Tenant's existing premises for its corporate headquarters at 11811 N. Tatum Boulevard (the "Existing Premises"), is governed and created by several leases, is comprised of 55,977 rentable square feet, is scheduled to expire on March 31, 1999, and has an average base rent (before addition of the triple net charges) of $17.33 per rentable square foot. Tenant shall use diligent efforts to reach an agreement with its existing landlord to allow a holdover of such existing premises, at no extraordinary penalty or additional cost, until the Target Commencement Date, and to thereby mitigate the amount of the reimbursement obligation of Lessor described in the next paragraph. Lessor acknowledges that as of the date of this Lease, said landlord has refused to agree to any holdover arrangement. However, Lessor and Lessee shall continue to cooperate with each other in negotiating with said landlord to provide for holdover rights deemed acceptable to Lessor and Lessee.

         If the Target Notice indicates a Target Delivery Date which is a date beyond March 15, 1999, or a Target Commencement Date which is a date beyond April 1, 1999, then Lessor shall assist Lessee to procure substitute premises in a "Class 'B'" or better quality office project (as such category is generally understood as of the date hereof), of approximately the same size as the Existing Premises at an alternate location in the greater metropolitan Phoenix area for Lessee's benefit, until the Target Commencement Date. Lessor shall reimburse Lessee (within twenty (20) days of receipt of Lessee's demand therefore with reasonable, supporting documentation) for Lessee's out of pocket, verified costs: (i) directly related to relocating to said substitute premises from the Existing Premises; and (ii) for leasing said substitute premises, to the extent the total rent rate payable for the substitute premises exceeds the total rent rate payable at the time of expiration of the leases for the Existing Premises (collectively, the "Reimbursement Obligation"); the parties intend by the foregoing provision to have Lessor pay for the additional costs (as specified in (i) and (ii) above) incurred by Lessee as a result of Lessor's inability to complete and deliver the Premises by the dates set forth in the first sentence of this paragraph.

         If the actual substantial completion and delivery to Lessee of the Premises occurs after the Target Delivery Date, and the actual commencement of the term of this Lease occurs after the Target Commencement Date (as each "Target" date is set forth in the Target Notice), then Lessor shall also pay to Lessee, the sum of $40,000.00 for each month (and prorated for any partial months) transpiring between the Target Commencement Date and the actual commencement of the term of this Lease, and such amount shall be included (in addition to the amounts described in the preceding paragraph) in the "Reimbursement Obligation".

         If by December 31, 1998, a construction and building permit has not been issued for the Building (exclusive of the Tenant Improvements for the Premises) despite the commercially reasonable efforts of Lessor, then either party, by notice to the other within fifteen (15) days of such date, may terminate this Lease, in which case, neither party shall have any further liability to the other, and Lessor shall have no Reimbursement Obligation. Further, if by September 15, 1999, the Premises have not been substantially completed and all required occupancy permits have not been provided, then Lessor's Reimbursement Obligation shall cease accruing as of said date, and further Lessee may elect to terminate this Lease by notice to Lessor within fifteen (15) days of such date.

         All obligations of Lessor in this Lease to plan, develop, improve and construct the Office Complex, including the Premises, are subject to acts of God, strikes, labor troubles, failure or refusal of governmental authorities to timely issue permits or approvals or conduct reviews or inspections (despite the commercially reasonable efforts of Lessor), civil disorder, inability to procure materials (despite the commercially reasonable efforts of Lessor), restrictive governmental laws or regulations, acts or omissions of Lessee which interfere with the discharge by Lessor of its obligations, the failure or refusal of Lessee to act or respond in a timely manner, or other causes beyond Lessor's reasonable control ("force majeure").
To the extent the substantial completion of the Office Complex, including the Premises, is delayed because of causes force majeure, then the dates applicable for the Target Delivery Date, the Target Commencement Date, the dates set forth in the preceding paragraph, and all other dates set forth in this Lease which relate to the construction and delivery of the Office Complex and the Premises, shall be postponed in an amount corresponding to the amount of the delays, and in addition, any Reimbursement Obligation of Lessor thereby resulting shall not be the responsibility of Lessor, notwithstanding anything in this Lease to the contrary.

         Lessee acknowledges that except for certain conduits, trenches and related facilities to be constructed by Lessor (to the extent described under the plans and specifications described on Exhibit "F", hereto) intended to accommodate the telephone service to the Office Complex, the failure to have operating telephone service to the Office Complex shall not affect the commencement of the term of this Lease, or the determination of the substantial completion of the Premises.

ARTICLE V. SERVICES: Subject to the provisions of Article II hereof, Lessor shall provide the following services on all days excepting Saturdays, Sundays, holidays, and as otherwise stated:

         A. Nightly janitorial services Monday through Friday in and about the Premises; provided, however, Lessor may, but shall not be obligated to, elect to furnish janitorial service on Saturday or Sunday in lieu of furnishing such service on Friday. The janitorial services furnished to the Premises shall include normal cleaning and upkeep services, normal removal of trash and rubbish, vacuuming and spot cleaning of carpeting, maintenance of towels, tissue and other restroom supplies and such other work as is customarily performed in connection with such nightly janitorial services in an office complex similar in construction, general location, use and occupancy to the Office Complex. Lessor shall also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with Lessor's reasonable schedule.

         B. Electrical energy will be provided for lighting and operation of office machines, air conditioning, and heating as required for normal office usage during the normal working hours set forth in subparagraph C of this Article. Office machines will include electric typewriters and other office equipment of similar low electrical consumption. This does not include special lighting in excess of building standard (2.2 watts per square foot installed), or any other item of electrical equipment which singularly consumes more than 0.5 kilowatts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase. If electrical consumption exceeds the requirement of normal office use as specified above (such as in a computer room), Lessor reserves the right to include and Lessee shall pay upon receipt of invoice, a charge based on the average cost per unit of electricity for the Office Complex applied to the excess use determined by an engineer selected by Lessor and/or by submeter. At the option of either Lessor or Lessee, a submeter may be provided and installed at Lessee's expense, if allowable under law and local utility regulations. Lessee shall pay the cost of all equipment and of the installation of all facilities provided and installed by Lessor to provide such electrical capacity in excess of the above normal office standards. Lessee shall not make any installation requiring excess electrical energy without first receiving Lessor's written consent thereto, which shall not be unreasonably withheld; and provided further that Lessee shall pay all costs of installation of facilities necessary to furnish such excess capacity and for such increased electrical usage. All electric lighting bulbs for specialized lighting within the Premises shall be replaced by Lessor at the expense of Lessee and shall be paid by Lessee upon receipt of invoice from Lessor as rent. The electrical service required of Lessor by this subparagraph B, and electricity for other uses consented to by Lessor, shall be available at all times subject to the requirement that Lessee pay for usage in excess of the electrical service to be provided pursuant to the terms of this subparagraph B.

         C. Heat and air conditioning, when necessary in Lessor's reasonable judgment (consistent with standards of prudent property management applicable for comparable office projects), for normal comfort, from 7 o'clock A.M. to 6 o'clock P.M. on non-holiday weekdays, and on Saturdays which are not holidays, from 7 o'clock A.M. to 1 o'clock P.M. Air conditioning to the Premises is to be provided based on standard lighting and normal incidental office use only. During other hours, Lessor shall provide such amounts of heating and air conditioning within designated and configured (based upon the HVAC distribution system) zones within the Premises, upon reasonable advance notice from Lessee to Lessor, which advance notice shall not be less than twenty-four (24) hours; and Lessee, upon presentation of a bill therefor, shall pay Lessor for such service on an hourly basis at the then prevailing rates as established by Lessor. As of the date of this Lease, said rate shall be $2.50 per hour per air distribution zone, subject to reasonable provider increases as a result of increased utility or other charges.

         D. Hot and cold water from the regular building outlets for lavatory and restrooms and for drinking purposes, at all times.

         E. Passenger elevator service in common with other tenants to be provided by automatic elevators, at all times. Lessor shall have the right to restrict the use of elevators for freight purposes to the freight elevator and to hours to be determined by Lessor. Lessor shall have the right to limit the number of elevators to be in operation on Saturdays, Sundays and holidays.

         F. Maintenance in good order, condition and repair of the parking facilities and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow. Lessor shall keep and maintain the landscaped area and parking facilities in a neat and orderly condition. Lessor reserves the right to designate areas of the appurtenant parking facilities where Lessee, its agents, employees and invitees shall park and may exclude Lessee and its agents, employees and invitees from parking in other areas as designated by Lessor; provided, however, Lessor shall not be liable to Lessee for the failure of any tenant or its invitees, employees, agents or customers to abide by Lessor's designations or restrictions. Lessee is aware that Lessor may be required to designate certain parking stalls due to governmental request or order to accommodate car or van poolers.

         G. Lessee shall be solely responsible for the direct payment of all utilities which are separately metered or separately charged (electric, natural gas (if any), telephone, cable television (if any) and any other special utility requirements of Lessee), if any, to the Premises or to Lessee and shall make such payments to the respective utility companies prior to delinquency. Such amounts shall not be included as Operating Expenses.

         No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accident, inability to obtain fuel or supplies, or other causes shall be deemed an eviction or disturbance of Lessee's use and possession, or render Lessor liable for damages, by abatement of rent or otherwise or relieve Lessee from any obligation herein set forth; provided, however, that if there is a localized interruption in, or localized temporary stoppage of, any of the aforesaid services in the Premises (as opposed to an interruption in the general vicinity of the Office Complex not under Lessor's control), and if such interruption or temporary stoppage is within the sole control of Lessor and, after notice to Lessor, Lessor does not diligently attempt and continue diligent attempts to cure such interruption or temporary stoppage, then Lessee shall be entitled to a reasonable abatement of Base Rent and Additional Rent if after twenty-four (24) hours after Lessor's receipt of notice, Lessor's efforts to cure same have failed. In no event shall Lessor be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or laws, ordinances or regulations of governmental authority. Lessor reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

         Lessee shall not, without the prior written consent of Lessor, use any apparatus or device in or about the Premises which shall cause any substantial noise or vibration or which will increase the amount of electricity or water, if any, usually furnished or supplied for use of the Premises as general office space. Lessee shall not connect with electric current or water pipes, except through existing electrical or water outlets already in the Premises, any apparatus or device for the purposes of using electric current or water.

ARTICLE VI. INSURANCE: Lessor shall keep the Office Complex insured for the benefit of Lessor in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs and a commercially reasonable deductible) against:

         (a)      loss or damage by fire; and

         (b) such other risk or risks of a similar or dissimilar nature as are now or may be customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion and such other coverage as may be deemed necessary by Lessor, provided such additional coverage is obtainable and provided such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex.

         These insurance provisions shall in no way limit or modify any of the obligations of Lessee under any provision of this Lease. Lessor agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessee, and Lessor waives, releases and discharges Lessee from all claims or demands whatsoever which Lessor may have or acquire arising out of damage to or destruction of the Office Complex or loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessee or its agents, employees, customers or business invitees, or otherwise, and Lessor agrees to look to the insurance coverage only in the event of such loss. Insurance premiums paid thereon shall be a portion of the "Operating Expenses" described in Article II hereof. Notwithstanding the above, in the event a release of Lessee or waiver of subrogation as to Lessee (without invalidation of coverage) becomes generally unavailable in insurance policies as to commercial office projects similar to the Office Complex, the release and any waiver of subrogation above provided for shall cease upon written notice by Lessor to Lessee of such event. Thereafter, Lessee may, upon written notice to Lessor, require Lessor to secure a waiver of subrogation as to Lessee if (a) a right to waive subrogation as to Lessee thereafter becomes available without increased premium, or (b) a right to waive subrogation as to Lessee becomes available and Lessee pays any increased premium required in connection therewith.

         Lessee shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody or control of Lessee) and business interests which may be located in, upon or about the Premises insured for the benefit of Lessee in an amount equivalent to the full replacement value or insurable value thereof against:

         (a)      loss or damage by fire; and

         (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion and such other coverage as Lessee may deem appropriate or necessary.

         Lessee agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessor, and Lessee waives, releases and discharges Lessor and its agents, employees and contractors from all claims or demands whatsoever which Lessee may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property and loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessor or its agents, employees, contractors or otherwise, and Lessee agrees to look to the insurance coverage only in the event of such loss.

         Lessee shall be permitted to "self-insure" or to establish deductible limits under such policies, provided, however, that the amount of such retained risk shall not exceed, at any time, ten percent (10%) of Lessee's Tangible Net Worth (defined in the last paragraph of this Article), as the same may change from time to time. Lessee agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessor, and Lessee waives, releases and discharges Lessor and its agents, employees and contractors from all claims or demands whatsoever which Lessee may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property and loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessor or its agents, employees, contractors or otherwise, and Lessee agrees to look to the insurance coverage only in the event of such loss.

         Lessor shall, as a portion of the Operating Expenses defined in Article II, maintain, for its benefit and the benefit of its managing agent, general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Complex, such insurance to afford protection to Lessor and its managing agent in such amounts as Lessor deems commercially reasonable and comparable to the amounts maintained for projects similar to the Complex, but in no event less than $2,000,000.00 of total insurance coverage for the commercial general liability policy.

         Lessee shall, at Lessee's sole cost and expense but for the mutual benefit of Lessor, its managing agent and Lessee, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Lessor, its managing agent and Lessee to the limit of not less than One Million and No/100 Dollars ($1,000,000.00) in respect to the injury or death to a single person, and to the limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in respect to any one accident, and to the limit of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) in respect to any property damage or any greater amounts, if Lessee procures insurance with greater limits. Such policies of insurance shall be written in companies reasonably satisfactory to Lessor, naming Lessor and its managing agent as additional insureds thereunder, and such policies, or a memorandum or certificate of such insurance, shall be delivered to Lessor, which certificate shall require the insurance underwriter to notify Lessor, not less than thirty
(30) days prior to any cancellation or termination of such insurance coverage. At such time as insurance limits required of tenants in office buildings in the area in which the Office Complex is located are generally increased to greater amounts, Lessor shall have the right to require such greater limits as may then be customary. Lessee agrees to include in such policy the contractual liability coverage insuring Lessee's indemnification obligations provided for herein. Any such coverage shall be deemed primary to any liability coverage secured by Lessor. Such insurance shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

         Lessee agrees to indemnify, protect, defend and hold harmless Lessor and Lessor's partners, shareholders, employees, lender and managing agent harmless from and against any and all claims, losses, costs, liabilities, actions and damages, including without limitation attorneys' fees and costs, by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Lessee or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Lessee or its agents or employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and the Office Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor or its managing agent, by reason of any such claim, Lessee upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

         Lessee agrees, to the extent not expressly prohibited by law, that Lessor and Lessor's agents, employees and servants shall not be liable, and Lessee waives all claims for damage to property and business sustained during the term of this Lease by Lessee occurring in or about the Office Complex, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Office Complex or any part thereof, or from equipment or appurtenances becoming out of repair, or from accident, or from any occurrence or act or omission of Lessor, Lessor's agents, employees or servants (other than as a result of the gross negligence or willful misconduct of Lessor, its agents, employees or servants), any tenant or occupant of the Office

Complex or any other person. This paragraph shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Office Complex or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

         Anything herein to the contrary notwithstanding, in the event any damage to the Office Complex results from any act or omission of Lessee or its agents, employees or invitees, and all or any portion of Lessor's loss is within the "deductible" portion of Lessor's insurance coverage, Lessee shall pay to Lessor the amount of such deductible loss (not to exceed $1,000 per event). All property in the Office Complex or on the Premises belonging to Lessee or its agents, employees or invitees or otherwise located at the Premises, shall be at the risk of Lessee only, and Lessor shall not be liable for damage thereto or theft, misappropriation or loss thereof, and Lessee agrees to defend and hold Lessor and Lessor's agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property. Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect in any other way any fire or other insurance upon the Office Complex or any of its contents, or cause a cancellation of any insurance policy covering the Office Complex or any of its contents. Notwithstanding anything to the contrary contained herein, Lessee shall within thirty (30) days of demand, reimburse Lessor for the full amount of any additional premium charged for such policy by reason of Lessee's failure to comply with the provisions of this paragraph, it being understood that such demand for reimbursement shall not be Lessor's exclusive remedy. Lessee shall promptly, upon demand, reimburse Lessor for any additional premium charged for any such policy by reason of Lessee's failure to comply with the provisions of this Article.

         In the event Lessee fails to provide Lessor with evidence of insurance required under this Article VI, Lessor may, but shall not be obligated to, and after ten (10) days demand upon Lessee, and without waiving or releasing Lessee from any obligation contained in this Lease, obtain such insurance and Lessee agrees to repay, upon demand, all such sums incurred by Lessor in effecting such insurance. All such sums shall become a part of the Additional Rent payable hereunder, but no such payment by Lessor shall relieve Lessee from any default under this Lease.

         For purposes hereof, "Tangible Net Worth" shall mean equity of Lessee and its subsidiaries on a consolidated basis determined in accordance with GAAP, minus the net book value of all intangible assets including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any subsidiary over the cost of the investment in such subsidiary.

ARTICLE VII. CERTAIN RIGHTS RESERVED BY LESSOR: Lessor reserves the following rights exercisable without notice and without liability to Lessee and without effecting an eviction, constructive or actual, or disturbance of Lessee's use or possession, or giving rise to any claim for setoff or abatement of rent:

         A. Subject to Article XXXVI, below, to control, install, affix and maintain any and all signs on the Property, or on the exterior of the Office Complex and in the corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises.

         B. To reasonably designate, limit, restrict and control any service in or to the Office Complex, including but not limited to the designation of sources from which Lessee may obtain sign painting and lettering (however, Lessor agrees not to unreasonably withhold its consent to Lessee's designation). Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Lessee and other tenants occupying space in the Office Complex, and pursuant to the comprehensive sign program, applicable to the Office Complex, which shall be subject to Lessee's reasonable consent.

         C. To retain at all times and to use in appropriate instances (which, except during an emergency, shall require reasonable prior notice) keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Lessor. This provision shall not apply to Lessee's safes or other areas maintained by Lessee for the safety and security of monies, securities, negotiable instruments or similar items.

         D. To make repairs, improvements, alterations, additions or installations, whether structural or otherwise, in and about the Office Complex, or any part thereof, and for such purposes to enter upon the Premises (after reasonable advance notice of twenty-four (24) hours), and during the continuation of any of said work, to temporarily close doors, entryways, public spaces and corridors in the Office Complex and to interrupt or temporarily suspend services and facilities.

         E. To restrict or prohibit vending or dispensing machines of any kind in or about the Premises; provided, however, Lessor consents to the installation of vending machines in the pantry or kitchen areas of the Premises for the dispensing of soda and other similar drinks and snack foods to only Lessee's employees, clients and visitors.

         F. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Office Complex and to require all such items to be moved into and out of the Office Complex and the Premises only at such times and in such manner as Lessor shall direct in writing.

         G. To grant to anyone the exclusive right to conduct any particular business or undertaking in the Office Complex other than general office use, for only the following businesses: banks, savings and loan associations, candy and/or tobacco shops, and other stores selling retail products.

         Lessor and its agents may enter the Premises at any time in case of emergency and shall have the right to use any and all means which Lessor may deem proper to open such doors during an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Lessor in the event of an emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Lessee from the Premises or any portion thereof.

         Lessee shall permit Lessor and its agents twenty-four (24) hours advance notice, to enter and pass through the Premises or any part thereof at reasonable times during normal business hours to: (a) post notices of nonresponsibility; and (b) exhibit the Premises to holders of encumbrances on the interest of Lessor under the

Lease and to prospective purchasers, mortgagees or lessees of the Office
Complex.

         All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement of rent. If Lessee shall fail to pay any sum of money (other than rent due Lessor) required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, including, but not limited to, the failure to commence and complete repairs promptly and adequately, and the failure to remove any liens or otherwise to perform any act or fulfill any obligation required of Lessee under this Lease, Lessor may, but shall not be obligated to do so, without waiving or releasing Lessee from any obligations of Lessee, and upon reasonable prior notice to Lessee, make any such payment or perform any such act on Lessee's part to be made or performed as in this Lease provided. All sums so paid by Lessor and all necessary incidental costs, together with an administrative charge in the amount of ten percent (10%) of any costs incurred by Lessor, and interest thereon at the rate set forth in Article III accruing from the date paid or incurred by Lessor until reimbursed to Lessor by Lessee, shall be payable to Lessor by Lessee as rent on demand and Lessee covenants to pay all such sums. Lessor shall have (in addition to any other right or remedy of Lessor) the same rights and remedies in the event of Lessee's nonpayment of such sums, as in the case of default by Lessee in the payment of rent to Lessor.

ARTICLE VIII. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make any improvements, alterations, additions or installations in excess of $10,000.00 or otherwise affecting the Building structure or systems, in or to the Premises (hereinafter referred to as "Work") without Lessor's prior written consent, which consent may not be unreasonably withheld. Along with any request for Lessor's consent and before commencement of the Work or delivery of any materials to be used in the Work to the Premises or into the Office Complex, Lessee shall furnish Lessor with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, an indemnification in such form and amount as may be reasonably satisfactory to Lessor, and for Work estimated to cost $100,000.00 or more, a performance bond executed by a commercial surety reasonably satisfactory to Lessor in an amount equal to the cost of the Work and for the payment of all liens for labor and material arising therefrom. Lessee agrees to defend and hold Lessor forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with said improvements, alterations, additions or installations. All Work shall be done only by contractors or mechanics reasonably approved by Lessor and at such time and in such manner as Lessor may from time to time reasonably designate. All Work done by Lessee or its agents, employees or contractors shall be done in such a manner as to avoid labor disputes. Lessee shall pay the cost of all such improvements, alterations, additions or installations (including a reasonable charge, not in excess of prevailing market rates, for Lessor's services and for Lessor's inspection and engineering time) and the cost of painting, restoring or repairing the Premises and the Office Complex occasioned by such improvements, alterations, additions or installations. Upon completion of the Work, Lessee shall furnish Lessor with contractor's affidavits, full and final waivers of liens and receipted bills covering all labor and materials expended and used. The Work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Lessee shall permit Lessor to inspect construction operations in connection with the Work. Lessee shall not be allowed to make any improvements, alterations, additions or installations if such action results or would result in a labor dispute or otherwise would materially interfere with Lessor's operation of the Office Complex. Lessor, by written notice to Lessee given at or prior to termination of this Lease, may require Lessee, at

Lessee's sole cost and expense, to remove any improvements, alterations, additions or installations which are not typical of similar office projects used for general office purposes, installed by Lessee in the Premises and to repair or restore any damage caused by the installation and removal of such improvements, alterations, additions or installations; provided, however, the only improvements, alterations, additions or installations which Lessee shall remove shall be those specified in Lessor's notice. Lessee shall keep the Premises and the Office Complex free from any liens arising out of any work performed, material furnished or obligations incurred by Lessee, and shall indemnify, protect, defend and hold harmless Lessor from any liens and encumbrances arising out of any work performed or material furnished by or at the direction of Lessee. In the event that Lessee shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of and/or defense against the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable as Additional Rent to Lessor by Lessee on demand with interest at the rate provided in Article III accruing from the date paid or incurred by Lessor until reimbursed to Lessor by Lessee.

ARTICLE IX. REPAIRS: Subject to Article VI hereof, Lessee shall, during the term of this Lease, at Lessee's expense, keep the Premises in as good order, condition and repair as they were at the time Lessee took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Lessee shall keep the Premises in a neat and sanitary condition, and Lessee shall not commit any nuisance or waste on the Premises or in, on or about the Office Complex, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by the Lessor. All uninsured damage or injury to the Premises or to the Office Complex caused by Lessee moving furniture, fixtures, equipment or other devices in or out of the Premises or the Office Complex or by installation or removal of furniture, fixtures, equipment, devices or other property of Lessee or its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct or other cause of Lessee or its servants, employees, agents, visitors or licensees, shall be repaired, restored and replaced promptly by Lessee at its sole cost and expense to the satisfaction of Lessor. All repairs, restorations and replacements shall be in quality and class equal to the original work and shall comply with all requirements of this Lease.

         Subject to Article II hereof and to Lessee's specific obligations, except to the extent of any damage caused by the fault or negligence of Lessee, Lessor shall maintain and keep in good order, condition and repair all common areas of the Office Complex and the structural portions of the Office Complex, including the outer walls, roof, floors, foundations, load bearing members, trusses, and joists, the HVAC facilities serving the Premises, and the portions of the plumbing and electrical lines located outside of the Premises which serve the Premises.

         Lessor and its employees and agents shall have the right to enter the Premises at any reasonable time or times after twenty-four (24) hours advance notice, for the purpose of inspection, cleaning, repairs, altering or improving the same but nothing contained herein shall be construed as imposing any obligation on Lessor to make any repairs, improvements, alterations, additions or installations which are the obligation of Lessee.

         Either party may give written notice to the other party at least thirty
(30) days prior to vacating the Premises for the express purpose of arranging a meeting for a joint inspection of the Premises.

ARTICLE X. ASSIGNMENT AND SUBLETTING: Lessee shall not, without the prior written consent of Lessor, (i) transfer, pledge, mortgage or assign this Lease or any interest hereunder; (ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Lessee and its agents and employees. Notwithstanding the foregoing, a sublease or assignment to a subsidiary of Lessee, or an arrangement resulting from a merger or reorganization in which the surviving entity has a "Tangible Net Worth" (defined in Article VI of not less than Lessee's immediately prior to the merger or reorganization, shall not require the consent of Lessor. Lessee shall seek such written consent of Lessor by a written request therefor, setting forth such information as Lessor may deem necessary. Lessee shall, by notice in writing, advise Lessor of Lessee's intention, from, on and after a stated date (which shall not be less than twenty (20) days after the date of Lessee's notice), to assign this Lease or to sublet any part or all of the Premises for the balance or any part of the term. Lessee's notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor. Lessee's notice shall state the name and address of the proposed assignee or subtenant and a. true and complete copy of the proposed assignment or sublease shall be delivered to Lessor with Lessee's notice.

         Lessor, upon receiving Lessee's notice with respect to any such space, shall not unreasonably withhold its consent to Lessee's assignment of the Lease or subletting such space to the party identified in Lessee's notice; provided, however, that in the event Lessor consents to any such assignment or subletting, and as a condition thereto, Lessee shall pay to Lessor fifty percent (50%) of all profit derived by Lessee from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent, and rent adjustments, payable by Lessee under this Lease after recovery by Lessee of its reasonable and necessary costs incurred in procuring the sublease or assignment. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Lessor shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.

         Lessee shall and hereby agrees that it will furnish to Lessor upon request from Lessor a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Lessee agrees that Lessor and its authorized representatives shall be given access at all reasonable times to the books, records and papers of Lessee relating to any such assignment or subletting, and Lessor shall have the right to make copies thereof. The percentage of Lessee's profit due Lessor hereunder shall be paid by Lessee to Lessor within ten (10) business days of receipt by Lessee of all payments made from time to time by such assignee or sublessee to Lessee.

         For purposes of the foregoing, any change in the partners of Lessee, if Lessee is a partnership, or, if Lessee is a corporation, any transfer of any or all of the shares of stock of Lessee by sale, assignment, operation of law or otherwise resulting in a change in the present control of such corporation by the person or persons owning a controlling portion of such shares as of the date of this Lease, shall be deemed to be an assignment within the meaning of this
Article X.

         Unless the express, written consent of Lessor is given regarding releasing Lessee, any subletting or assignment hereunder shall not release or discharge Lessee of or from any liability, whether past, present or future, under this Lease, and Lessee shall continue fully liable thereunder. Lessor shall have no obligation to agree to such release or discharge. The subtenant or subtenants or assignee shall agree in a form satisfactory to Lessor to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Lessee shall deliver to Lessor promptly after execution an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Consent by Lessor to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Lessor's rights under this Article X as to any subsequent assignment or subletting.

         Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article X shall be of no effect and void. Lessor's right to assign its interest in this Lease shall remain unqualified. Lessor may make a reasonable charge to Lessee for any reasonable attorneys' fees or expenses incident to a review of any documentation related to any proposed assignment or subletting by Lessee.

         Notwithstanding anything to the contrary in this Lease, Lessee shall not assign its rights under this Lease or sublet all or any part of the Premises to a person, firm or corporation which is (or, immediately prior to such subletting or assignment, was) a tenant or occupant of the Office Complex owned by Lessor.

         The consent of Lessor to a transfer may not be unreasonably withheld, provided that should Lessor withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable:

         (a) A proposed transferee whose occupation of the Premises would cause a diminution in the reputation of the Office Complex or the other businesses located therein;

         (b) A proposed transferee whose impact on the common areas or the other occupants of the Office Complex would be disadvantageous; or

         (c) A proposed transferee whose occupancy will require any variation in the terms and conditions of this Lease.

ARTICLE XI. DAMAGE BY FIRE OR OTHER CASUALTY: If fire or other casualty shall render the whole or any material portion of the Premises untenantable, and the Premises can reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then Lessor shall repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible within such one hundred twenty (120) day period (subject to delays for causes beyond Lessor's reasonable control) and notify Lessee that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). If Lessor is required to repair the Office Complex and/or the Premises, as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed.

         If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then either party, by notice in writing to the other mailed within thirty
(30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

         In the event that more than fifty percent (50%) of the value of the specific office structure of which the Premises is a part is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within one hundred twenty
(120) days thereafter, then at Lessor's option, by written notice to Lessee, mailed within forty-five (45) days from the date of such damage or destruction, Lessor may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Lessee. Further, if the foregoing damage or destruction results in a materially adverse effect on Lessee's use and enjoyment of the Premises, the Lessee shall have the same right to terminate as is provided to Lessor (and within the same time periods) in the foregoing sentence.

         If fire or other casualty shall render any material portion of the Premises or any material portion of the Office Complex untenantable and the insurance proceeds are not sufficient to make repairs, then Lessor may, by notice to Lessee, mailed within thirty (30) days from the date of such damages or destruction, terminate this Lease effective upon a date within thirty (30) days from the date of such notice. However, Lessee may within fifteen (15) days from Lessor's notice of termination elect to fund the repair cost shortfall and upon making such funds available to lessor or an independent escrowee within fifteen (15) days of Lessee's election notice, Lessor's termination election shall be rescinded, and Lessor shall proceed to repair or restore the Premises and the Office Complex.

         If the Premises or the Office Complex is damaged, and such damage is of the type insured against under the fire and special form property damage insurance maintained by Lessor hereunder, the cost of repairing said damage up to the amount of the deductible under said insurance policy shall be included as a part of the Operating Expenses. If the damage is not covered by such insurance policies and Lessor elects to repair the damage, then Lessee shall pay Lessor a pro rata share of the "deductible amount" (if any) under Lessor's insurance policies based on Lessee's percentage interest of the Premises and, if the damage was due to an act or omission of Lessee, Lessee shall pay Lessor the difference between the actual cost of repair and any insurance proceeds received by Lessor.

         If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein or in the event that more than fifty percent (50%) of the value of the Office Complex is damaged or destroyed by fire or other casualty, and Lessor does not terminate this Lease pursuant to its option granted herein, or in the event that fifty percent (50%) or less of the value of the Office Complex is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Lessor shall repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Lessor's reasonable control) and the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). In no event shall Lessor be obligated to repair or restore any special equipment or improvements installed by Lessee. Anything herein contained to the contrary notwithstanding, Lessor shall not be obligated to spend more than the net insurance proceeds received by Lessor on account of any fire or other casualty in order to repair or restore the Premises or the Office Complex following such casualty; provided, however, Lessor shall notify Lessee promptly after the casualty if Lessor is unwilling to expend more than the net insurance proceeds.

         In the event of a termination of this Lease pursuant to this Article XI, rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

ARTICLE XII. EMINENT DOMAIN: If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Lessor shall make a pro rata refund of any prepaid rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Lessor, Lessee hereby assigning to Lessor Lessee's interest, if any, in said award. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Office Complex is taken by public authority under the power of eminent domain, then, at Lessor's option, by written notice to Lessee mailed within thirty (30) days from the date possession shall be taken by such public authority, Lessor may terminate this Lease effective upon a date within thirty (30) days from the date of such notice to Lessee. Further, if the whole of or any material part of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings, Lessee may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Lessor, such notice to be given to Lessor within thirty (30) days after Lessee receives notice of the taking. Lessee shall not have the right to terminate this Lease pursuant to the preceding sentence unless (i) the business of Lessee conducted in the portion of the Premises taken cannot be carried on with substantially the same utility and efficiency in the remainder of the Premises (or any substitute space securable by Lessee pursuant to clause
(ii) hereof); and (ii) Lessee cannot secure substantially similar (in Lessee' s reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease (including rental) from Lessor in the Office Complex. Any notice of termination shall specify the date no more than sixty (60) days after the giving of such notice as the date for such termination.

         Anything in this Article XII to the contrary notwithstanding, Lessee shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Lessee's movable trade fixtures and equipment and for moving expenses; provided, however, Lessee shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold; and, provided further, Lessee shall not be entitled to claim any award to the extent the award to Lessor would be reduced below the amount which would be allowed to Lessor absent such claim by Lessee. Anything in this Article XII to the contrary notwithstanding, in the event of a partial condemnation of the Office Complex or the Premises and this Lease is not terminated, Lessor shall, at its sole cost and expense, restore the Premises and Office Complex to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced proportionately based upon the resulting rentable area of the Premises versus the rentable area of the Premises prior to such taking.

ARTICLE XIII. SURRENDER OF PREMISES: On the last day of the term of this Lease, or on the sooner termination thereof, Lessee shall peaceably surrender the Premises in good condition and repair consistent with Lessee's duty to make repairs as herein provided. On or before the last day of the term of this Lease, or the date of sooner termination thereof, Lessee shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises, and all property not removed shall be deemed abandoned. Lessee hereby appoints Lessor its agent to remove all property of Lessee from the Premises upon termination of this Lease at the sole cost and risk of Lessee, and Lessor shall not be liable for damage, theft, misappropriation or loss thereof and Lessor shall not be liable in any manner in respect thereto. Lessee shall pay all costs and expenses of such removal. Lessee shall leave the Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty not caused by Lessee excepted. Lessee shall reimburse Lessor upon demand for any expenses incurred by Lessor with respect to removal, transportation or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair. All improvements, alterations, additions, installations and fixtures, other than Lessee's trade fixtures and equipment, which have been made or installed by either Lessor or Lessee upon the Premises shall remain the property of Lessor and shall be surrendered with the Premises as a part thereof, unless Lessee is required to remove same pursuant to the provisions of Article VIII hereof. Lessee shall promptly surrender all keys for the Premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of the combinations of any vaults, locks and safes left on the Premises.

ARTICLE XIV. DEFAULT OF LESSEE: The occurrence of any one or more of the following events (in this Article sometimes called "Event of Default") shall constitute a default and breach of this Lease by Lessee:

         A. If Lessee fails to pay any Base Rent or Additional Rent payable under this Lease or fails to pay any obligation required to be paid by Lessee when and as the same shall become due and payable, and such default continues for a period of ten (10) days after written notice thereof given by Lessor to Lessee.

         B. If Lessee fails to perform any of Lessee's nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Lessor; provided that if more time is required to complete such performance, Lessee shall not be in default if Lessee commences such performance within the thirty-day period and thereafter diligently pursues its completion. However, Lessor shall not be required to give such notice if Lessee's failure to perform constitutes a non-curable breach of this Lease. The notice required by this subsection is intended to satisfy any and all notice requirements imposed by law on Lessor and is not in addition to any such requirement.

         C. If Lessee, by operation of law or otherwise, violates the provisions of Article X hereof relating to assignment, sublease, mortgage or other transfer of Lessee's interest in this Lease or in the Premises or in the income arising therefrom.

         D. If Lessee, by operation of law or otherwise, violates the provisions of Article XVI.R relating to compliance with environmental laws.

         E. If (i) Lessee makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Lessee and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease and possession is not restored to Lessee within thirty (30) days; or (iv) if substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease is subjected to attachment, execution or other judicial or nonjudicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subsection does not constitute an Event of Default and a trustee is appointed to take possession (or if Lessee remains a debtor in possession) and such trustee or Lessee transfers Lessee's interest hereunder, then Lessor shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Lessee hereunder. As used in this subsection, the term "Lessee" shall also mean any guarantor of Lessee's obligations under this Lease. If any such Event of Default shall occur, Lessor, at any time during the continuance of any such Event of Default, may give written notice to Lessee stating that this Lease shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease, and all rights of Lessee under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, or in the alternative or in addition to the foregoing remedy, Lessor may assert and have the benefit of any other remedy allowed herein, at law, or in equity.

         Upon the occurrence of an Event of Default by Lessee, and at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have, Lessor shall be entitled to the rights and remedies set forth below:

         A. Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall not terminate unless Lessor gives written Notice to Lessee of its intention to terminate this Lease and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall have the immediate right to reenter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Lessor shall elect to so terminate this Lease, then Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including:

                  1. The equivalent of the amount of the Base Rent and Additional Rent which would be payable under this Lease by Lessee if this Lease were still in effect, less

                  2. The net proceeds of any reletting affected pursuant to the provisions of this Article XIV hereof after deducting all of Lessor's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of the Premises, or any portion thereof, for such reletting.

                  Lessee shall pay such current damages in the amount determined in accordance with the terms of this Article XIV as set forth in a written statement thereof from Lessor to Lessee (hereinafter called the "Deficiency"), to Lessor in monthly installments on the days on which the rent would have been payable under this Lease if this Lease were still in effect, and Lessor shall be entitled to recover from Lessee each monthly installment of the Deficiency as the same shall arise.

         B. At any time after an Event of Default, whether or not Lessor shall have collected any monthly Deficiency as set forth in this Article XIV, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as and for final damages for Lessee's default, an amount equal to the then present worth of the aggregate of the Base Rent and Additional Rent and any other charges to be paid by Lessee hereunder for the unexpired portion of the term of this Lease (assuming this Lease had not been so terminated). In the computation of present worth, a discount at the rate of ten percent (10%) per annum shall be employed. If the Premises, or any portion thereof, shall be relet by Lessor for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent received upon such reletting shall be offset against any monies claimed pursuant to this subsection. Nothing herein contained or contained in this
                  Article XIV shall limit or prejudice the right of Lessor to prove for and obtain, as damages, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

         C. Upon the occurrence of an Event of Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Premises to remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. If Lessor shall elect to reenter the Premises, Lessor shall not be liable for damages by reason of such reentry.

         D. If Lessor does not elect to terminate this Lease as provided in this Article XIV then Lessor may, from time to time, recover all rent as it becomes due under this Lease. At any time thereafter, Lessor may elect to terminate this Lease and to recover damages to which Lessor is entitled.

         E. In the event that Lessor should elect to terminate this Lease and to relet the Premises, it may execute any new lease in its own name. In the event that Lessor should not elect to terminate this Lease, it may re-let the Premises to a substitute tenant at the then prevailing market rate. Lessee hereunder shall have no right or authority whatsoever to collect any rent from such substitute tenant. The proceeds of any such reletting shall be applied as follows:

                  1. First, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor, including but not limited to storage charges or brokerage commissions owing from Lessee to Lessor as the result of such reletting;

                  2. Second, to the payment of the costs and expenses of reletting the Premises, including repairs which were required to be performed by Lessee and which Lessor, in its sole discretion, deems reasonably necessary and advisable and reasonable attorneys' fees incurred by Lessor in connection with the retaking of the Premises and such reletting;

                  3. Third, to the payment of rent and other charges due and unpaid hereunder; and

                  4. Fourth, to the payment of future rent and other damages payable by Lessee under this Lease.

         Upon any Event of Default by Lessee, Lessor agrees to use commercially reasonable efforts to mitigate the resulting damages.

Scottsdale Northsight/JDA Software
04/26/98: 531637.1827-0801

Lessee may contest the damage claim of Lessor, if Lessor fails to exert such mitigation effort.

         Lessor shall not be deemed to have terminated this Lease and the Lessee's right to possession of the leasehold or the liability of Lessee to pay rent thereafter to accrue or its liability for damages under any of the provisions hereof, unless Lessor shall have notified Lessee in writing that it has so elected to terminate this Lease. Lessee covenants that the retaking of possession by Lessor or the service by Lessor of any notice pursuant to the applicable unlawful detainer statutes of the state in which the Office Complex is located and Lessee's surrender of possession pursuant to such notice shall not (unless Lessor elects to the contrary at the time of, or at any time subsequent to the service of, such notice, and such election be evidenced by a written notice to Lessee) be deemed to be a termination of this Lease or of Lessee's right to possession thereof.

         All rights, options and remedies of Lessor contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law whether or not stated in this Lease. No waiver by Lessor of a breach of any of the terms, covenants or conditions of this Lease by Lessee shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition therein contained. No waiver of any default of Lessee hereunder shall be implied from any omission by Lessor to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver. The consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval of any subsequent similar acts by Lessee.

         Lessee shall reimburse Lessor, upon demand, for any costs or expenses incurred by Lessor in connection with any breach or default of Lessee under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include, but not be limited to: legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Lessee shall also indemnify Lessor against and hold Lessor harmless from all costs, expenses, demands and liability incurred by Lessor if Lessor becomes or is made a party to any claim or action (a) instituted by Lessee, or by any third party against Lessee; (b) for foreclosure of any lien for labor or material furnished to or for Lessee or such other person; (c) otherwise arising out of or resulting from any act or transaction of Lessee or such other person; or (d) necessary to protect Lessor's interest under this Lease in a bankruptcy proceeding or other proceeding under Title 11 of the United States Code, as amended. Lessee shall defend Lessor against any such claim or action at Lessee's expense with counsel reasonably acceptable to Lessor or, at Lessor's election, Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in any such claim or action.

         In addition, Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection with Lessee's request for Lessor's consent in connection with any act which Lessee proposed to do and which requires Lessor's consent.

         Lessee hereby waives all claims by Lessor's reentering and taking possession of the Premises or removing and storing the property of Lessee as permitted under this Lease and will save Lessor harmless from all losses, costs or damages occasioned Lessor

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                                      -25-
thereby. No such reentry shall be considered or construed to be a forcible entry by Lessor.

ARTICLE XV. SUBORDINATION: This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Premises, the Office Complex, the Property or any portion thereof by Lessor or its successors or assigns, and to amendments, replacements, renewals and extensions thereof. Lessee agrees at any time hereafter, upon demand, to execute and deliver any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease. It is agreed, nevertheless, that as long as Lessee is not in default in the payment of Base Rent, Additional Rent, and other charges to be paid by Lessee under this Lease and in the performance of all covenants, agreements and conditions to be performed by Lessee under this Lease, then neither Lessee's right to quiet enjoyment under this Lease, nor the right of Lessee to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease as against any lessor, lessee, mortgagee, trustee or their successors or assigns shall be disturbed.

         The above subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Notwithstanding anything hereinabove contained in this Article XV, in the event the holder of any mortgage, deed of trust or ground lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, deed of trust or ground lease, then, and in such event, upon any such holder or landlord notifying Lessee to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or ground lease, and Lessee shall execute such attornment agreement as may be reasonably requested by said holder or Lessor.

         Lessee agrees, provided the mortgagee, ground lessor or trust deed holder under any mortgage, ground lease, deed of trust or other security instrument shall have notified Lessee in writing (by the way of a notice of assignment of lease or otherwise) of its address, that Lessee shall give such mortgagee, ground lessor, trust deed holder or other secured party ("Mortgagee"), simultaneously with delivery of notice to Lessor, by registered or certified mail, a copy of any such notice of default served upon Lessor. Lessee further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Lessor has to cure such default.

         On or before the commencement of the term of this Lease, Lessor agrees to provide an express "non-disturbance" agreement from the holder of any mortgage or deed of trust in place as of such time.

ARTICLE XVI. MISCELLANEOUS:

         A. Lessee represents that Lessee has dealt directly with and only with Lee & Associates (Craig Coppola and Bill Blake) , as broker, in connection with this Lease and that insofar as Lessee knows, no other broker negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith. Lessor and Lessee agree that no broker shall be entitled to any commission in connection with any renewal of the term of this Lease. Lessor shall pay the commission, if any, owed to the "broker" named above for any expansion of the Premises.

         B. Lessee agrees from time to time, upon not less than ten (10) business days prior written request by Lessor, to deliver to Lessor a statement in writing certifying (i) this Lease is

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                                      -26-
unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which the rent and other charges have been paid; (iii) Lessor is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Lessee; (v) the amount of any prepaid rent, and (vi) such other factual matters as may be reasonably requested by Lessor or any Mortgagee or prospective purchaser of the Office Complex.

         If Lessee does not deliver such statement to Lessor within such ten
(10) day period, Lessor and any prospective purchaser or encumbrancer of the Premises or the Office Complex may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Lessor; (ii) that this Lease has not been canceled or terminated and is in full force and effect, except as otherwise represented by Lessor; (iii) that the current amounts of the Base Rent and security deposit are as represented by Lessor and that any charges made against the security deposit are uncontested and valid; (iv) that there have been no subleases or assignments of the Lease; (v) that not more than one month's Base Rent or other charges have been paid in advance; and (vi) that Lessor is not in default under the Lease. In such event, Lessee shall be estopped from denying the truth of such facts.

         C. All notices, demands and requests shall be in writing, and shall be effectively served by forwarding such notice, demand or request by certified or registered mail, postage prepaid, or by commercial overnight courier service addressed as follows:

                  (i)  If addressed to Lessee:

                       JDA Software Group, Inc.
                       11811 North Tatum Boulevard
                       Suite 2000
                       Phoenix, Arizona 85018-1626
                       Attn: Kristen L. Magnuson, CFO

                       with a copy to:

                       JDA Software Group, Inc.
                       11811 North Tatum Boulevard
                       Suite 2000
                       Phoenix, Arizona 85018-1626
                       Attn: Karen L. Nagel, General Counsel

                  (ii) If addressed to Lessor:

                       Opus West Corporation
                       2415 East Camelback Road
                       Suite 800
                       Phoenix, Arizona 85016
                       Attn: Thomas W. Roberts, President

                       with a copy to:

                       Opus U.S. Corporation
                       2415 East Camelback Road
                       Suite 800
                       Phoenix, Arizona 85016
                       Attn: Daniel T. Haug, Esq.

                       and with a copy to:

                       Opus West Management Corporation
                       2415 East Camelback Road
                       Suite 840
                       Phoenix, Arizona 85016
                       Attn: Property Manager

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

                       and with a copy to:

                       Gallagher & Kennedy, P.A.
                       2600 North Central Avenue
                       Phoenix, Arizona 85004-3020
                       Attn: Mr. Gregory L. Mast

or at such other addresses as Lessor and Lessee may hereafter designate by written notice. The effective date of all notices shall be the time of mailing such notice or the date of delivery to a commercial overnight courier service.

         D. All rights and remedies of Lessor under this Lease or that may be provided by law may be executed by Lessor in its own name, individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article XIV, may be commenced and prosecuted to final judgment and execution by Lessor in its own name or in the name of its agent.

         E. Lessor covenants and agrees that Lessee, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease. Time is of the essence of this Lease and each and every provision contained herein, and any extension of time granted by Lessor to Lessee for the performance of any obligation of Lessee under this Lease shall not be considered an extension of time for the performance of any subsequent obligation of Lessee under this Lease.

         F. The covenants and agreements herein contained shall bind and inure to the benefit of Lessor and its successors and assigns and Lessee and its permitted successors and assigns. All obligations of each party constituting Lessee hereunder shall be the joint and several obligations of each such party.

         G. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

         H. Lessee covenants not to do or suffer any waste or damage or disfigurement or injury to the Premises or the Office Complex and Lessee further covenants that it will not vacate or abandon the Premises during the term of this Lease.

         I. The term "Lessor" as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owner or owners of the Office Complex at the time in question, and in the event of any transfer or transfers or conveyances and an assumption by the assignor or successor of the obligation of "Lessor" herein, the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Lessor contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall be binding on the Lessor, its successors and assigns, only during and in respect to their respective successive periods of ownership.

         In the event of a sale or conveyance by Lessor of the Office Complex or any part of the Office Complex, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions herein contained and in such event Lessee agrees to look solely to the responsibility of the successor in

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                                      -28-
interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Lessee agrees to attorn to the purchaser or grantee, which purchaser or grantee shall be personally obligated on this Lease only so long as it is the owner of Lessor's interest in and to this Lease.

         J. The marginal or topical headings of the several Articles are for convenience only and do not define, limit or construe the contents of said Articles.

         K. All preliminary negotiations are merged into and incorporated in this Lease, except for written collateral agreements executed contemporaneously herewith.

         L. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Lessor from Lessee or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Lessor's consent is required, unless specifically agreed to in writing by Lessor. Any amounts received by Lessor may be allocated to any specific amounts due from Lessee to Lessor as Lessor determines.

         M. Lessor shall have the right to close any portion of the building area or land area to the extent as may, in Lessor's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Lessor shall at all times have full control, management and direction of the Office Complex, subject to the rights of Lessee in the Premises, and subject to the approval of Lessee, which approval shall not be unreasonably withheld, Lessor reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Office Complex, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Office Complex. No implied easements are granted by this Lease.

         N. Lessee shall permit Lessor (or its designees), upon not less than twenty-four (24) hours advance notice, to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Lessor may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Office Complex, but without material disruption to Lessee's use and enjoyment of the Premises.

         O. Employees or agents of Lessor have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officers of Lessor and by Lessee. Lessee confirms that Lessor and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and Lessee agrees that no claim or liability shall be asserted by Lessee against Lessor for, and Lessor shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Building Rules and Regulations, in respect to which subparagraph P of this Article shall prevail, can be modified or altered only by agreement in writing between Lessor and Lessee, and no act or omission of any employee or agent of Lessor shall alter, change or modify any of the provisions hereof.

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                                      -29-

         P. Lessee shall perform, observe and comply with the Building Rules and Regulations of the Office Complex as set forth on Exhibit B attached hereto and by this reference incorporated herein, with respect to the safety, care and cleanliness of the Premises and the Office Complex, and the preservation of good order thereon, and, upon written notice thereof to Lessee, Lessee shall perform, observe and comply with any changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Lessor for tenants of the Office Complex. Lessor shall not be liable to Lessee for any failure of any other tenant or tenants of the Office Complex to comply with such Building Rules and Regulations. Lessor shall enforce such Building Rules and Regulations in a reasonable, uniform and nondiscriminatory manner.

         Q. Neither party shall use the Premises or permit (which, in the case of Lessor, shall require knowledge and consent) anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, including, without limitation, those pertaining to indoor air quality, and with the requirements of any fire insurance underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Lessee shall use the Premises and comply with any recorded covenants, conditions, and restrictions affecting the Premises and the Office Complex as of the commencement of the Lease or which are recorded during the lease term.

         R. Neither party shall (either with or without negligence) cause or permit (which, in the case of Lessor, shall require knowledge and consent) the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Office Complex any such materials or substances except to use in the ordinary course of Lessee's business, and then only after written notice is given to Lessor of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional charges if such requirement applies to the Premises. In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessor's request concerning Lessee's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Lessee shall indemnify Lessor in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Lessee is in possession, or elsewhere if caused by Lessee or persons acting under Lessee. The within covenants shall survive the expiration or earlier termination of the term of this Lease.

         S. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

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

         T. Any claim which Lessee may have against Lessor for default in performance of any of the obligations herein contained to be kept and performed by Lessor shall be deemed waived unless such claim is asserted by written notice thereof to Lessor within thirty (30) days of commencement of the alleged default or of accrual of the cause of action. Furthermore, Lessee agrees to look solely to Lessor's interest in the Office Complex, including the rents therefrom, for the recovery of any judgment from Lessor, it being agreed that Lessor, or if Lessor is a partnership, its partners whether general or limited, or if Lessor is a corporation, its directors, officers or shareholders, or if Lessor is a limited liability company, its members, shall never be_ personally liable for any such judgment.

         U. Lessee shall furnish to Lessor promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Lessor evidencing the due authorization of Lessee to enter into this Lease.

         V. This Lease shall not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Lessor and Lessee hereunder.

         W. Lessee shall in all respects comply with the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), as the same may be amended from time to time (as amended, the "ADA"), and Lessee agrees to indemnify and save Lessor and its managing agent harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any failure or alleged failure of Lessee to comply with the ADA or arising from any claim made under the ADA in connection with the Premises, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; in case any action or proceeding be brought against Lessor or its managing agent by reason of any such claim. Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

         X. Lessee shall not place, or permit to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises except as specifically approved in writing by Lessor. Lessee further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times. Lessee agrees at Lessee's sole cost, that any Lessee sign will be maintained in strict conformance with Lessor's sign criteria, if any, as to design, material, color, location, size, letter style, and method of installation.

ARTICLE XVII. MISCELLANEOUS TAXES: Lessee shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises, and when possible. Lessee shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's trade fixtures, furnishings, equipment or other personal property, or Lessee's occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's personal property.

ARTICLE XVIII. OTHER PROVISIONS: The following are made a part hereof, with the same force and effect as if specifically set forth herein:

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                                      -31-

         A.     Site Plan - Exhibit A.
         A-l.   Floor Plan - Exhibit A-l
         A-2.   Phase II Site Plan - Exhibit A-2
         B.     Building Rules and Regulations - Exhibit B.
         C.     Rider To Lease - Exhibit C.
         D.     [RESERVED]
         E.     Total Project Cost Illustrative Calculation - Exhibit E.
         F.     Base Building Plans - Exhibit F

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LESSOR:                                         LESSEE:

OPUS WEST CORPORATION, a                        JDA SOFTWARE GROUP, INC., a
Minnesota corporation                           Delaware corporation

By /s/ Thomas W. Roberts                          By /s/ JM PAD
   --------------------------------                  ---------------------------
   Thomas W. Roberts                                 Name FREDERACK M. PATIS
   Its President                                     Print _____________________
                                                     Its: Co-Chairman

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                                      -32-

                                   EXHIBIT A

                                   SITE PLAN

                             [PHASE ONE SITE PLAN]

                                   Phase One
                                10.13 acres net
                              136,000 sf rentable
                           816 spaces(6.0:1000 rent.)

[DFD LOGO]                         Northsight Office                 [OPUS LOGO]
DFD Architecture                  Scottsdale, Arizona
4201 N, 24th Street, Suite 100
Phoenix Arizona 85016
Phone (602) 957-4758
FAX (602) 957-9603

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                                   Exhibit A

                                 (Page 1 of 1)

                                  EXHIBIT A-1

                                   FLOOR PLAN

                               [FIRST FLOOR PLAN]

[OPUS LOGO]                       FIRST FLOOR
OPUS Architects & Engineers, Inc,.

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                                  Exhibit A-1

                                 (Page 1 of 3)

                                  EXHIBIT A-1

                                   FLOOR PLAN

                               [SECOND FLOOR PLAN]

[OPUS LOGO]                       SECOND FLOOR
OPUS Architects & Engineers, Inc,.

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                                  Exhibit A-1

                                 (Page 2 of 3)

                                  EXHIBIT A-1

                                   FLOOR PLAN

                               [THIRD FLOOR PLAN]

[OPUS LOGO]                        THIRD FLOOR
OPUS Architects & Engineers, Inc,.

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                                   Exhibit A-1

                                  (Page 3 of 3)

                                   EXHIBIT A-2

                               PHASE II SITE PLAN

                             [PHASE TWO SITE PLAN]

                                   Phase Two(A)
                                 15.0 acres net
                              272,000 af rentable
                          1,632 spaces(6.0:1000 rent.)

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                                   Exhibit A-2

                                  (Page 1 of 1)

                                    EXHIBIT B

                         BUILDINGS RULES AND REGULATIONS

         1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Office Complex, or visible from the exterior of the Premises, shall be installed at Lessee's sole cost and expense, and in such manner, character and style as Lessor may approve in writing. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

         2. No awning or other projection shall be attached to the outside walls of the Office Complex. No curtains, blinds, shades or screens visible from the exterior of the Office Complex or visible from the exterior of the Premises shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Lessor. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner, approved by Lessor.

         3. Lessee and its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators or stairways in and about the Office Complex which are used in common with other tenants and their servants, employees, customers, guests and invitees and which are not a part of the Premises of Lessee. Lessee shall not place objects against glass partitions or doors or windows which would be unsightly from the Office Complex corridors or from the exterior of the Office Complex and will promptly remove any such objects upon notice from Lessor.

         4. Lessee shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devises that emit excessive sound or other waves or disturbances, and Lessee shall not create obnoxious odors (including cigarette, cigar and pipe smoke), any of which may be offensive to the other tenants and occupants of the Office Complex, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Office Complex or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Office Complex.

         5. Lessee shall not waste electricity, water or air conditioning and shall cooperate fully with Lessor to insure the most effective operation of the Office Complex's heating and air conditioning systems and shall refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Lessee's use. Lessee shall keep corridor doors closed.

         6. Lessee assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

         7. No person or contractor not employed by Lessor shall be used to perform janitorial work, window washing, cleaning, maintenance, repair or similar work in the Premises without the written consent of Lessor.

         8. In no event shall Lessee bring into the Office Complex inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Lessee to comply with the provisions of this subparagraph, any insurance premium for all or

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                                    Exhibit B

                                  (Page 1 of 4)
any part of the Office Complex shall at any time be increased, Lessee shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Lessor's other rights at law or in equity for Lessee's breach of this Lease.

         9. Lessee shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

         10. Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Office Complex or its desirability as an office complex for general office use, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

         11. The Premises shall not be used for lodging, sleeping or for any immoral or illegal purpose.

         12. Lessee and Lessee's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Lessor or Lessor's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Lessor may reasonably elect.

         13. Unless expressly permitted by Lessor, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by Lessor shall be made for any door. If more than two keys for one lock are desired by Lessee, Lessor may provide the same upon payment by Lessee. Upon termination of this Lease or of Lessee's possession, Lessee shall surrender all keys of the Premises and shall explain to Lessor all combination locks on safes, cabinets and vaults.

         14. Any carpeting cemented down by Lessee shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Lessee, Lessor may charge the expense incurred by such removal to Lessee.

         15. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the lessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

         16. No electrical circuit for any purpose shall be brought into the Premises without Lessor's written permission specifying the manner in which same may be done.

         17. No dog (other than seeing eye dogs) or other animal, shall be allowed in offices, halls, corridors or elsewhere in the Office Complex. No bicycles or other vehicles shall be allowed in the Buildings of the Office Complex.

         18. Lessee shall not throw anything out of the door or windows or down any passageways or elevator shafts.

         19. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes and indicated by Lessor. Lessee shall be responsible for any damage to the Office Complex or the property of its employees or

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                                    Exhibit B

                                  (Page 2 of 4)
others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use of such articles.

         20. All safes, equipment or other heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be prescribed in writing by Lessor, and Lessor shall in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which shall only be used by Lessee in a manner which will not interfere with or cause damage to the Premises or the Office Complex or to the other tenants or occupants of the Office Complex. Lessee shall be responsible for any damage to the Office Complex or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use or moving of such articles.

         21. Canvassing, soliciting and peddling in the Office Complex is prohibited and all tenants of the Office Complex shall cooperate to prevent the same.

         22. Vending machines shall not be installed without permission of Lessor; provided, however, Lessor consents to the installation of vending machines in the pantry or kitchen area of the Premises for the dispensing of soda and other similar drinks to Lessee's employees and guests.

         23. Wherever in these Building Rules and Regulations the word "Lessee" occurs, it is understood and agreed that it shall mean Lessee and Lessee's associates, agents, clerks, servants and visitors. Wherever the word "Lessor" occurs, it is understood and agreed that it shall mean Lessor and Lessor's assigns, agents, clerks, servants and visitors.

         24. Lessor shall have the right, upon twenty-four (24) hours advance notice, to enter upon the Premises at all reasonable hours for the purpose of inspecting the same, provided that Lessor shall not disrupt materially, Lessee's use and enjoyment of the Premises as a result.

         25. Lessee and its servants, employees, customers, invitees and guests shall, when using the common parking facilities, if any, in and around the Office Complex, observe and obey all signs regarding fire lanes and no parking zones, and when parking, shall always park between the designated lines. Lessor reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Lessor assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight for more than three (3) consecutive days).

         26. At all times Lessee shall have access to the Premises, however, the Office Complex shall be in the control of Lessor's employee in charge and (a) persons may enter the Office Complex only in accordance with Lessor's regulations, (b) persons entering or departing from the Office Complex may be questioned as to their business in the Office Complex, and the right is reserved to require the use of an identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Office Complex, and (c) all entries into and departures from the Office Complex will take place through one or more entrances as Lessor shall from time to time designate; provided, however, anything herein to the contrary notwithstanding, Lessor shall not be liable for any lack of security in respect to

Scottsdale Northsight/JDA Software
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                                    Exhibit B

                                  (Page 3 of 4)
the Office Complex whatsoever. Lessor will normally not enforce clauses (a), (b) and (c) above from 7:00 a.m., to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturdays, but it reserves the right to do so or not to do so at any time at its sole discretion. In case of invasion, mob, riot, public excitement or other commotion, Lessor reserves the right to prevent access to the Office Complex during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Office Complex and the property therein. Lessor shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Office Complex of any person.

         27. All entrance doors to the Premises shall be locked when the Premises are not in use. All corridor doors shall also be closed during times when the air conditioning equipment in the Office Complex is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

         28. Lessor reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Building Rules and Regulations when it is deemed necessary, desirable or proper, in Lessor's judgment, for its best interest or for the best interest of the tenants of the Office Complex.

         29. Smoking shall be permitted only in the smoking areas located outside of the building, as designated and redesignated from time to time by Lessor, and Lessee and its servants, employees, customers, invitees and guests shall not smoke anywhere at the Office Complex (other than the smoking areas designated by Lessor), including without limitation Lessee's Premises and the sidewalks, entrances, passages, corridors, halls, elevators and stairways of the Office Complex.

                                                           Initials:

                                                           Lessor_______________

                                                           Lessee_______________

Scottsdale Northsight/JDA Software
04/26/98: 531637.1827-0801

                                    Exhibit B

                                  (Page 4 of 4)

                                    EXHIBIT C

                              RIDER TO OFFICE LEASE

                 SCOTTSDALE NORTHSIGHT/JDA SOFTWARE GROUP, INC.

ARTICLE XX. LESSOR'S REPRESENTATIONS: Lessor represents and warrants to Lessee as follows:

         (a) Upon commencement of the term of this Lease, the Premises, Building and Office Complex shall be constructed substantially in accordance with the plans and specifications therefor, as described on Exhibit "F" hereto, or as otherwise approved by Lessee. Such plans and specifications will comply with all codes, ordinances, regulations and laws (including, without limitation, the ADA) governing the construction of the Premises, Building and Office Complex, as existing, enforced and interpreted as of the date of the issuance of the applicable building or construction permit.

         (b) Lessor will not incorporate into construction of the Premises any "hazardous materials" (as contemplated in Article XVI.R), the use of which is prohibited in construction of projects of the nature of the Building under applicable state and federal laws, rules and regulations in effect and as interpreted and enforced at the time construction is performed. Lessor will not incorporate into construction of the Premises any materials which are generally known to the construction industry at the time construction is performed to contain hazardous material in a manner contrary to applicable federal and state laws, rules and regulations and material safety data sheets. Upon request of Lessee, Lessor shall provide Lessee with a copy of the Phase I Environmental Assessment for the Building and the Property on which it is located.

         (c) Subject to force majeure and Lessee's obligation to pay Rent, Lessor shall cause the Office Complex to be managed, as a "Class A" project (as that characterization is known and defined in the regional area of Scottsdale, Arizona in which the Office Complex is located) and in a cost effective manner.

         (d) The Building and Premises shall be constructed to maintain an airflow and air quality consistent with the ASHREI standards applicable to a "Class A" office building (as recognized in the greater metropolitan Scottsdale area as of the date of this Lease), as such standards exist and are applied as of the date of issuance of the construction permits for the Building.

         (e) Lessor shall make no substantial changes to the site plan of the Office Complex (as attached as Exhibit "A", hereto), without the approval of Lessee, which approval shall not be unreasonably withheld.

ARTICLE XXI. DETERMINATION OF AREA OF PREMISES. Lessee shall lease from Lessor the entire second (2nd) and third (3rd) floors of the Building, which as of the date hereof, the parties agree to be approximately 95,000 rentable square feet as the "Premises". By notice to Lessor, given prior to the date of the permit (to be issued by the City of Scottsdale) to construct the Building (such date herein called the "Permit Date"), Lessee may designate the Premises to include an additional area located on the first (1st) floor of the Building, but, as a result of, the expanded "Premises" shall not exceed 115,000 rentable square feet in area.

ARTICLE XXII. LOCK BOX: Lessor may from time to time designate a lock box collection agent for the collection of rents or other charges due Lessor. In such event, the payment made by Lessee to the lock box shall be the date of receipt by the lock box collection agent of such payment (or the date of collection of any such

Scottsdale Northsight/JDA Software
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                                    Exhibit C

                                 (Page 1 of 14)
sum if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment); however, for the purpose of this Lease, no such payment or collection shall be deemed a waiver by Lessor of any breach by Lessee of any term, covenant or condition of this Lease nor a waiver of any of Lessor's rights or remedies and any payment of amounts other than that deemed due and proper by Lessor shall not prejudice Lessor in any manner nor constitute a waiver and Lessor shall hereby be authorized to retain the proceeds of any payments by Lessee, whether restrictively endorsed or otherwise, and apply same to the amounts due and payable from Lessee under this Lease without waiver.

ARTICLE XXIII. PRIOR PROPOSALS: All prior proposals in respect to this Lease are hereby terminated.

ARTICLE XXIV. USE: Lessee shall use the Premises only for general office purposes. Notwithstanding anything to the contrary contained in this Lease, during the term of this Lease and any extensions or renewals, Lessee shall not use or permit any portion of the Premises to be used for (i) the operation of a title company or title agency or for providing services typically offered by escrow agents in connection with real estate transactions, or (ii) the discount or retail sale and/or brokerage of securities and/or commodities, or (iii) the operation of a bank or the provision of trust services (collectively, the "Restricted Uses").

         Lessee shall comply with the terms of any encumbrances, covenants, conditions, restrictions or other matters now of record or hereafter recorded against the Office Complex.

ARTICLE XXV. CONFIDENTIALITY: Lessee agrees to keep this Lease and the terms hereof in confidence, and not to publish or disclose, in whole or in part, the same without Lessor's prior written consent, which consent may be withheld in Lessor's sole discretion. This covenant of confidentiality shall include, without limitation, all information disclosed by Lessor pursuant to the "open book" understanding regarding the costs of the Total Project Costs. Accordingly, all such information and disclosures shall be limited to dissemination only among the executive officers and the construction manager of Lessee and each such person shall be informed of this confidentiality covenant.

ARTICLE XXVI. DEFAULT OF LESSOR: In the event of any alleged breach by Lessor of its covenants contained in this Lease, Lessee shall have available all rights and remedies provided at law or in equity, subject to the terms and conditions of this Lease; provided, however, Lessee may not exercise any such right or remedy unless Lessee has notified Lessor and any party to whom notice is required to be given pursuant to Article XV by notice of such alleged default, and the notified party or parties have not cured such default within the thirty
(30) day period subsequent to receipt of such notice by Lessee or, in the event such alleged default is of such a nature that it cannot reasonably be cured within such thirty-day period, such notified party or parties have failed to cure such alleged default with all due diligence.

ARTICLE XXVII. FINANCIAL STATEMENTS: Lessee agrees to provide to Lessor upon Lessee's execution of this Lease and prior to Lessor executing same, and within thirty (30) days after Lessor's request therefor at any time during the term of this Lease, complete, accurate financial statements, currently available, prepared according to generally accepted accounting principles consistently applied, certified by Lessee's chief financial officer as an officer of Lessee that same are a true, complete and correct statement of the financial condition of Lessee as of the date of such financial statements.

ARTICLE XXVIII. COMMENCEMENT DATE MEMORANDUM; MEASUREMENT OF RENTABLE AREA:
Lessee acknowledges that the Office Complex is not constructed as of the date of this Lease and that the Base Rent,

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                                    Exhibit C

                                 (Page 2 of 14)

Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses, the Tenant Improvement Allowance, and certain other items set forth in this Lease will be calculated based on the useable area of the Premises, the rentable area of the Premises, and the rentable area of the Office Complex. Further, Lessee has certain rights to modify the total rentable area of the Premises after execution of this Lease.

         Promptly after the commencement of the ten-year term of this Lease, a memorandum (the "Commencement Date Memorandum") shall be prepared by Lessor and executed by Lessor and Lessee. The Commencement Date Memorandum shall set forth the date on which the term of this Lease commenced, the expiration date of the initial ten-year term, the rentable area of the Premises, and the rentable area of the Office Complex (all as certified by Lessor's architect), the Base Rent, and the percentage initially to be used to calculate Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses.

         Lessor's architect shall calculate and determine the rentable area of the Premises and the Office Complex in accordance with ANSI/BOMA Z65.1 approved June 7, 1996. Such calculation and determination may be verified by Lessee within thirty (30) days of receipt.

ARTICLE XXIX. FUTURE DEVELOPMENT: Lessor and Lessee understand and agree that the Office Complex as initially constructed is the first phase ("Phase I") of a proposed two-phase integrated commercial real estate development (the second phase is hereinafter referred to as "Phase II"). Phase II may be constructed by Lessor, if at all, only upon the approval of Lessee, which approval may be conditioned upon adequate assurance regarding the staging of construction and the provision of parking during the construction. Upon substantial completion of Phase II, the Office Complex for purposes of this Lease may, at Lessor's option, include all of the land within Phase II and all easement areas appurtenant thereto, and all buildings, improvements and personal property of Lessor used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities.

         Upon substantial completion of Phase II and election of Lessor, the Property shall thereafter be deemed to mean the land (and all easement areas appurtenant thereto) on which both Phase I and Phase II are located; and the Office Complex as that term is used herein shall be deemed to mean all buildings and improvements and personal property of Lessor used in connection with the operation or maintenance thereof and appurtenant parking facilities located on Phase I and Phase II.

         If Lessor so elects, upon substantial completion of Phase II and redefinition of the terms "Property" and "Office Complex" as hereinabove described, the percentage set forth as "Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses" in Article II.D herein, shall be recomputed on the basis of the rentable area of the Premises compared to the rentable area of the Office Complex (as expanded) subject to adjustment on the basis of ninety-five percent (95%) of the total average rentable area of the Office Complex (as expanded) pursuant to said Article II.E.

         In no event shall this Article be deemed to require Lessor to develop or construct Phase II (nor require Lessor to combine Phase I and Phase II as hereinabove allowed) or any addition or modification to the Office Complex (as originally defined herein or otherwise), nor is this intended in any manner to be a representation or warranty that Phase II will at any time be constructed or developed by Lessor. Subject to the approval of Lessee, Lessor shall retain the right to increase or decrease the size of Phase I or Phase II and make other changes to the Property and the legal description of the Office Complex in its reasonable discretion.

Scottsdale Northsight/JDA Software
04/26/98: 531637.1827-0801

                                    Exhibit C

                                 (Page 3 of 14)

         However, upon execution by Lessee of a lease agreement for not less than sixty-five percent (65%) of the proposed building comprising Phase II, then Lessor, or the developer chosen by Lessee, shall then commence and diligently pursue the completion of construction of Phase II. The construction of Phase II by Lessor shall be performed: (i) pursuant to a construction plan and schedule which Lessor shall review with Lessee; and (ii) by Lessor using commercially reasonable efforts to minimize the disruption to Lessee and its utilization of the Premises. In the event the developer of Phase II (and the landlord to Lessee for the sixty-five percent (65%) of the proposed Phase II building) is not Lessor, then nonetheless, Lessor shall cooperate with Lessee (and its Phase II developer) in such efforts, and shall not unreasonably withhold its consent to such agreements (including, without limitation, a land exchange agreement to allow the Phase II building site to be acquired by Lessee or its developer), plats, easements, shared operating expense arrangements and parking improvements, which are of a nature to accommodate the proposed development of Phase II, as contemplated on the Phase II Site Plan attached hereto as Exhibit "A-2". In any event, if Lessor is not the developer of Phase II, then it shall not be required to pay for any improvements.

         Nothing in this Lease shall be construed to require Lessee to engage Lessor to acquire, develop or construct Phase II, or to otherwise grant to Lessor any exclusive rights thereto.

ARTICLE XXX. EXPANSION RIGHT: Subject to the terms and conditions set forth in this Article XXX, Lessor hereby grants to Lessee the right ("Offer Right") to be offered by Lessor the opportunity to lease not less than 24,000 rentable square feet of space in the remaining rentable areas of the Building (or such lesser area, if Lessee is then leasing, as the Premises, an area which results in less than 24,000 rentable square feet being available in the Building) as and when such portions become available between the sixtieth (60th) and the seventy-second (72nd) calendar month of the term of this Lease (the "Offer Right Period"). As a condition to this Offer Right, Lessee shall be required to give Lessor a notice of Lessee's exercise, during the forty-seventy (47th) month of the term of this Lease and of Lessee's waiver of its early termination rights under Article XXXVIII. Within thirty (30) days of receipt of Lessee's exercise notice, Lessor shall provide Lessee a description of the portions of the Building which shall be available during the Offer Right Period and a form of lease, or an amendment to this Lease, in regard to such portions. The Base Rent for the additional portions shall be ninety-five percent (95%) of the then Fair Market Value (defined in Article XXXIV, below) and the term shall be co-terminous with the remaining term of this Lease. For a period of thirty (30) days thereafter, the parties shall make a good faith effort to agree upon the Fair Market Value for Base Rent of the additional portions. In the event that Lessor and Lessee fail to agree within said thirty (30) day period, then the Fair Market Value for Base Rent for such additional portion shall be determined by appraisal in the manner set forth in Article XXXIV hereof. For this purpose, however, "Fair Market Value" shall be determined by considering the amount of tenant improvement allowance and the then remaining term of this Lease.

ARTICLE XXXI. FIRST OPTION TO EXTEND: Lessee shall have the right, subject to the provisions hereinafter provided, to extend the term of this Lease for one
(1) period of five (5) years on the terms and provisions of this Article XXXI. Such five-year renewal period is sometimes herein referred to as the "First Renewal Term". The conditions of such First Renewal Term shall be as follows:

         (a) That this Lease is in full force and effect and Lessee is not in default in the performance of any of the terms, covenants and conditions herein contained, in respect to which notice of default has been given hereunder which has not been or is not being remedied in the time limited

Scottsdale Northsight/JDA Software
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                                    Exhibit C

                                 (Page 4 of 14)
                  in this Lease, at the time of exercise of the right of renewal, but Lessor shall have the right at its sole discretion to waive the non-default conditions herein.

         (b) That such First Renewal Term shall be on the same terms, covenants and conditions as in this Lease; provided, however, the annual Base Rent for such First Renewal Term shall be an amount equal to 115% of the Base Rent rate for the last sixty
                  (60) months of the initial ten (10) year term of this Lease per rentable square feet of the Premises.

         (c) That Lessee shall exercise its right to the First Renewal Term provided herein, if at all, by notifying Lessor in writing of its election to exercise the right to renew the term of this Lease no later than twelve (12) months prior to end of the initial ten-year term.

ARTICLE XXXII. SECOND OPTION TO EXTEND: If and only if Lessee has exercised its option to extend the term of this Lease for the First Renewal Term and this Lease is in full force and effect, Lessee shall have the right, subject to the provisions hereinafter provided, to further extend the term of this Lease for one (1) period of five (5) years on the terms and provisions of this Article XXXII. Such five-year renewal period, which is sometimes hereinafter referred to as the "Second Renewal Term", shall commence on the day after the expiration of the First Renewal Term. The conditions of such Second Renewal Term shall be as follows:

         (a) That this Lease is in full force and effect and Lessee is not in default in the performance of any of the terms, covenants and conditions herein contained, in respect to which notice of default has been given hereunder which has not been or is not being remedied in the time limited in this Lease, at the time of exercise of the right of renewal, but Lessor shall have the right at its sole discretion to waive the non-default conditions herein.

         (b) That such Second Renewal Term shall be on the same terms, covenants and conditions as in this Lease; provided, however, the annual Base Rent for such Second Renewal Term shall be an amount equal to ninety-five percent (95%) of the Fair Market Value for Base Rent rate for such space on the date such renewal term shall commence in relation to comparable (in quality, location and size) office space located in Scottsdale, Arizona. The determination of such Fair Market Value for Base Rent for the Premises shall be made no later than the date that is twelve (12) months prior to the end of the First Renewal Term. Provided Lessee has properly elected to renew the term of this Lease, and if Lessor and Lessee fail to agree at least eleven (11) months prior to the end of the First Renewal Term upon the Fair Market Value for Base Rent of the Premises, the Fair Market Value for Base Rent of the Premises shall be determined by appraisal in accordance with the provisions of Article XXXIV hereof. Notwithstanding anything to the contrary contained in this Article, in no event shall the Base Rent of the Premises for the Second Renewal Term be less than the Base Rent (exclusive of temporary abatements) payable by Lessee under the terms of this Lease immediately prior to commencement of such Second Renewal Term.

         (c) That Lessee shall exercise its right to the Second Renewal Term provided herein, if at all, by notifying Lessor in writing of its election to exercise the right to renew the term of this Lease no later than twelve (12) months prior to end of the First Renewal Term. Upon notification with respect to such renewal, and for a period of thirty (30) days thereafter, the parties hereto

Scottsdale Northsight/JDA Software
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                                    Exhibit C

                                 (Page 5 of 14)
                  shall make a good faith effort to agree upon the Fair Market Value for Base Rent of the Premises for such Second Renewal Term. In the event that Lessor and Lessee fail to agree within the thirty (30) day time period set forth in this subparagraph
                  (c), the Fair Market Value for Base Rent of the Premises for such Second Renewal Term shall be determined by appraisal in the manner set forth in Article XXXIV hereof. Any determination by appraisal or any agreement reached by the parties hereto with respect to such Fair Market Value for Base Rent and resulting Base Rent of the Premises for such Second Renewal Term shall be expressed in writing and shall be executed by the parties hereto, and a copy thereof delivered to each of the parties.

ARTICLE XXXIII. THIRD OPTION TO EXTEND. If and only if Lessee has exercised its option to extend the term of this Lease for the Second Renewal Terms and this Lease is in full force and effect, Lessee shall have the right, subject to the provisions hereinafter provided, to further extend the term of this Lease for one (1) period of five (5) years on the terms and provisions of this Article XXXIII. Such five-year renewal period, which is sometimes hereinafter referred to as the "Third Renewal Term", shall commence on the day after the expiration of the Second Renewal Term. The conditions of such Third Renewal Term shall be as follows:

         (a) That this Lease is in full force and effect and Lessee is not in default in the performance of any of the terms, covenants and conditions herein contained, in respect to which notice of default has been given hereunder which has not been or is not being remedied in the time limited in this Lease, at the time of exercise of the right of renewal, but Lessor shall have the right at its sole discretion to waive the non-default conditions herein.

         (b) That such Third Renewal Term shall be on the same terms, covenants and conditions as in this Lease; provided, however, the annual Base Rent for such Third Renewal Term shall be an amount equal to ninety-five percent (95%) of the Fair Market Value for Base Rent rate for such space on the date such renewal term shall commence in relation to comparable (in quality, location and size) office space located in Scottsdale, Arizona. The determination of such Fair Market Value for Base Rent for the Premises shall be made no later than the date that is twelve (12) months prior to the end of the Second Renewal Term. Provided Lessee has properly elected to renew the term of this Lease, and if Lessor and Lessee fail to agree at least eleven (11) months prior to the end of the Second Renewal Term upon the Fair Market Value for Base Rent of the Premises, the Fair Market Value for Base Rent of the Premises shall be determined by appraisal in accordance with the provisions of Article XXXIV hereof. Notwithstanding anything to the contrary contained in this Article, in no event shall the Base Rent of the Premises for the Third Renewal Term be less than the Base Rent (exclusive of temporary abatements) payable by Lessee under the terms of this Lease immediately prior to commencement of such Third Renewal Term.

         (c) That Lessee shall exercise its right to the Third Renewal Term provided herein, if at all, by notifying Lessor in writing of its election to exercise the right to renew the term of this Lease no later than twelve (12) months prior to end of the Second Renewal Term. Upon notification with respect to such renewal, and for a period of thirty (30) days thereafter, the parties hereto shall make a good faith effort to agree upon the Fair Market Value for Base Rent of the Premises for such Third Renewal Term. In the event that Lessor and Lessee fail

Scottsdale Northsight/JDA Software
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                                    Exhibit C

                                 (Page 6 of 14)
                  to agree within the thirty (30) day time period set forth in this subparagraph (c), the Fair Market Value for Base Rent of the Premises for such Third Renewal Term shall be determined by appraisal in the manner set forth in Article XXXIV hereof. Any determination by appraisal or any agreement reached by the parties hereto with respect to such Fair Market Value for Base Rent and resulting Base Rent of the Premises for such Third Renewal Term shall be expressed in writing and shall be executed by the parties hereto, and a copy thereof delivered to each of the parties.

ARTICLE XXXIV. APPRAISAL: Within seven (7) days after the expiration of the period within which Lessor and Lessee were to reach agreement on the Fair Market Value for Base Rent as provided in Article XXXII, Article XXXIII or Article XXXV, Lessor and Lessee shall mutually appoint an appraiser that has at least five (5) years full-time commercial appraisal experience and is a member of the American Institute of Real Estate Appraisers. If Lessor and Lessee are unable to agree upon an appraiser, either of the parties to this Lease, after giving five
(5) days prior written notice to the other party, may apply to the then president of the Phoenix Board of Realtors for the selection of an appraiser who meets the foregoing qualifications, which selection shall be made within fifteen
(15) days. The appraiser selected by the president of the Board of Realtors shall be a person who has not previously acted in any capacity for either party, its affiliates or leasing agents and who meets the above experience qualifications. Lessor and Lessee shall each, within seven (7) days of the appointment (either by agreement or selection) of the appraiser, submit to the appraiser such parties' determination of the Fair Market Value for Base Rent for purposes of Article XXXII, Article XXXIII or Article XXXV, as the case may be. Within twenty (20) days after the conclusion of the above-referenced seven-day period, the appraiser shall review each of the Lessor's and Lessee's submittals and shall review such other information as such appraiser shall deem necessary (a party may furnish the appraiser with any information it deems relevant) and shall determine which of the two submittals is the more reasonable. The appraiser shall immediately notify the parties of his or her selection, and such selection shall be the Base Rent of the Premises for the Second Renewal Term or the Third Renewal Term, as the case may be. If, upon the expiration of the above-referenced seven-day period, the appraiser shall have received one of the party's submittals as to the Fair Market Value for Base Rent, but not both, the appraiser shall designate the submitted item as the Base Rent for the Second Renewal Term or the Third Renewal Term, as the case may be, and the appraiser shall immediately notify the parties of same. Notwithstanding the foregoing two sentences, in no event shall the Base Rent of the Premises for the Second Renewal Term or the Third Renewal Term be less than the Base Rent (exclusive of temporary abatements) payable by Lessee under the terms of this Lease immediately prior to commencement of the applicable renewal term.

         For purposes of this Lease, the parties intend for the "Fair Market Value" for Base Rent to be the prevailing rental rate then being obtained by Lessor (or that Lessor would then be able to obtain) under leases of comparable space within the Office Complex for a comparable term (including any renewal terms that have then been exercised by Lessee). In determining the Fair Market Value, the parties shall consider the prevailing rental rate that is then being obtained (or would be able to be obtained) by other landlords of buildings similar to the Office Complex located in the same regional Scottsdale area under leases of comparable space for a comparable term. In determining the Fair Market Value, adjustments shall be made to account for (a) the difference, if any, between (i) the amount of tenant improvement allowance, free rent and other tenant inducements that Lessor and such other landlords are (or would be) required to grant under leases, and (ii) the amount of tenant improvement allowance, free rent and other tenant

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                                    Exhibit C

                                 (Page 7 of 14)
inducements to which Lessee will be entitled under this Lease for the subject space and term (and, for purposes of such adjustment when determining the Fair Market Value for any renewal term, Lessor shall be deemed to have granted Lessee a tenant improvement allowance in an amount equal to the replacement value of the then-existing leasehold improvements in the Premises); and (b) the amount of Operating Expenses and Real Estate Taxes per square foot of rentable area that Lessor and such other landlords are (or would be) required to pay under the leases at such prevailing rental rate.

ARTICLE XXXV. FIRST RIGHT OF OFFER. Subject to the terms and conditions set forth in this Article XXXV, Lessor hereby grants to Lessee the first right ("First Right") to be offered by Lessor to lease certain portions of the Building. However, except for the Premises leased to Lessee at the commencement of the term of this Lease, Lessee agrees that the First Right shall apply only to the balance of the leasable area in the Building (not so leased by Lessee) and only after the expiration or earlier termination of leases with third party tenants, procured by Lessor as the initial or subsequent occupants of such balance. If, at any time while this First Right is in effect, Lessor should intend to lease such space to a third party tenant subsequent to the initial third party tenant, then Lessor shall first offer to lease such space to Lessee. In the event Lessor offers to Lease such space to Lessee pursuant to this
Article XXXV, Lessee shall notify Lessor in writing within thirty (30) days of its receipt of Lessor's notice whether Lessee desires to offer to lease such space from Lessor. If Lessee notifies Lessor in writing within such thirty-day period that Lessee does not desire to lease such space, or if Lessee does not respond in writing to Lessor's notice within such thirty-day period, then, in either of the above instances, Lessor's obligations under this Article XXXV shall automatically terminate as to that space at that time and Lessor shall thereafter be entitled to lease such space. If Lessee notifies Lessor in writing within such thirty-day period that Lessee desires to lease such space from Lessor, the parties shall thereafter negotiate for Lessee's lease of the space from Lessor; provided, however, that if Lessor and Lessee fail to mutually agree upon the terms of Lessee's lease of such space and to execute a written amendment to this Lease within ten (10) business days of the date of Lessee's receipt of written notice (which amendment shall contain the terms mutually agreed to by the parties for Lessee's lease of such space), then Lessor's obligations under this Article XXXV shall automatically terminate and be of no further force or effect at the end of such ten (10) business days period with respect to such space, until after it has again been leased to a third party tenant. This First Right described herein is intended by the parties to be valid throughout the term of this Lease, including any renewals of said term, however, the terms of any amendment to include any additional space within the "Premises" shall consider the remaining term of this Lease, and to appropriately prorate (and thereby reduce) any concessions or allowances otherwise made by Lessor, so as to result in a realization by Lessor of a substantially equivalent economic return in regard to the additional space. The purpose of this Article is to provide notice to Lessee so that Lessee may be in a position to offer to lease such space on a competitive basis with others, and, notwithstanding anything to the contrary contained in this Article XXXV, nothing in this Article XXXV shall be deemed to be an option or right of first refusal.

ARTICLE XXXVI. SIGNAGE AND NAMING RIGHTS: Provided Lessee at its cost receives all necessary governmental and quasi-governmental approvals therefor, Lessor shall allow Lessee to erect a sign on the exterior of the Office Complex, in a location designated by Lessor, which sign shall be Lessee's name and the building designation sign. Lessee shall also have the right to designate the name for the Office Complex. Lessor shall pay for the procurement and installation of such signage to the extent the

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                                    Exhibit C

                                 (Page 8 of 14)
plans and specifications set forth in Exhibit "F" require Lessor to procure or install such signage. Lessee shall pay all annual and other permit fees therefor, shall pay all costs of maintenance thereof, shall keep same in good condition, order and repair at its sole cost and expense, shall remove same prior to termination of this Lease, and shall repair and restore any damage to the Office Complex caused by such installation and/or removal. Any such sign, and the display of Lessee's name thereon, shall be subject to the terms of any restrictive covenants applicable thereto and all applicable laws, ordinances and regulations. Lessor and Lessee shall approve the comprehensive sign program to be submitted to the City of Scottsdale for approval. Lessor expressly reserves the right to erect additional signs on the exterior of the Office Complex, for the benefit of the other tenants, however, the size, location and appearance of such signage shall be subject to Lessee's approval, which shall not be unreasonably withheld, delayed or conditioned. The signage rights of Lessee and of Lessor shall be proportionate, in area, based upon the relative areas of the Office Complex (i) of the Premises, and (ii) of the remainder of the rentable area of the Office Complex.

ARTICLE XXXVII. TENANT IMPROVEMENTS:

         A. Lessor is providing the existing base building (pursuant to the schedule of base building plan attached hereto as Exhibit "F") and a tenant improvement allowance of $30.00 per usable square foot (the "Tenant Improvement Allowance") for the tenant improvements to be constructed by Lessor at the Premises. All improvements to the existing base building will be so-called "Tenant Improvements" to be installed by Lessor but to be selected by Lessee as hereinafter provided and paid for by Lessee subject to Lessor providing an allowance in the aforesaid amount. Included within the Tenant Improvement Allowance shall be all costs for space planning, construction document preparation, design work and construction drawing work and all costs of obtaining permits. In the event Lessee desires any Tenant Improvements having a price in excess of the Tenant Improvement Allowance, Lessee shall pay Lessor in cash for such excess amount or, at Lessee's option, such excess amount (up to $7.00 per rentable square foot of the Premises) may be paid by Tenant in equal monthly installments over the Initial Term, with an annual interest rate thereon of nine percent (9%), in which case, such excess amount shall be deemed to be included in the Tenant Improvement Allowance. If Lessee requests a higher grade or quality of any component of the Tenant Improvements (if any) otherwise provided by Lessor pursuant to the plans and specifications of Exhibit "F", Lessor will allow a credit for the cost of the component replaced. The balance of the amount by which the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance shall be paid for in cash by Lessee to Lessor upon substantial completion of the Tenant Improvements. In the event the actual cost of the Tenant Improvements is less than the Tenant Improvement Allowance (without regard to the $7.00 per rentable square foot additional amount), the difference between the actual cost of such Tenant Improvements and the Tenant Improvement Allowance shall be available to Lessee as a credit against Base Rent due from Lessee to Lessor. Opus West Construction Corporation shall be the general contractor for all Tenant Improvement work. All major subcontracts shall be competitively bid.

         B. On or before June 17, 1998, Lessee shall provide to Lessor a space plan for the Tenant Improvements to be constructed by Lessor, which space plan shall have received final approval of Lessee and which shall be adequate for preparation by Lessor of working drawings for construction of such Tenant Improvements. Such space plan shall show in reasonable detail the design and appearance of the tenant finishing materials to be used in the construction thereof, and such other detail or description as may be necessary to adequately outline the scope of the Tenant Improvements. If Lessee shall provide Lessor with Lessee's space plan after June 17, 1998, then the Target Commencement Date (April

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                                    Exhibit C

                                 (Page 9 of 14)

1, 1999) shall be automatically extended day-for-day for each day of delay after June 17, 1998.

         C. Lessor's architect (which shall be selected by Lessee from the list of architects already approved by Lessor) shall prepare the final working drawings and specifications for the construction and installation of the Tenant Improvements. Lessee shall approve or disapprove the final working drawings and specifications within ten working days after receipt of same, and if Lessee fails to approve or disapprove same within such ten working day period, Lessee shall be deemed to have approved the final working drawings and specifications. Lessee agrees that it will not withhold its approval except for just and reasonable cause and will not act in an arbitrary or capricious manner with respect to the approval of the final working drawings and specifications. Lessor's architect shall review and seal said plans and submit the plans for permits and construction bids.

         D. Subject to the provisions of Article XXXVII.G., below, if Lessee desires to make revisions to the final working drawings and specifications once they have been approved, Lessee shall request that Lessor's architect prepare, and submit to Lessor for approval, proposed working drawings and specifications containing all such desired revisions. Upon approval by Lessor of any revisions, Lessor shall obtain promptly from its contractor the amount of any adjustment in the Tenant Improvement costs resulting from such revisions and the amount of any delay that would result from constructing such proposed revisions, and Lessor shall submit the amount thereof and the contemplated delay caused thereby to Lessee for Lessee's approval. Lessee shall approve or disapprove the amount of such adjustment and the delay caused thereby within two working days after submission thereof to Lessee by Lessor, and if Lessee fails to notify Lessor of its disapproval within such two working day period, Lessee shall be deemed to have given Lessee's approval thereto. If Lessee disapproves either the amount of such adjustment or the delay resulting therefrom, then such proposed revision shall be deemed withdrawn by Lessee and Lessor shall have no obligation to cause the construction of such revision. Once any adjustment and the resulting delay have been approved, Lessee shall be deemed to have given full authorization to Lessor to proceed with the work of constructing and installing the Tenant Improvements in accordance with the final working drawings and specifications, as revised.

         E. Lessor shall use its best faith efforts to cause the construction of the Office Complex, the Premises or the Tenant Improvements to be substantially completed, subject only to completion of punchlist items, on or before fifteen (15) days prior to the Target Commencement Date; provided, however, that if any delay is caused or contributed to by Lessee (which shall include delays described above relating to the failure of Lessee to submit the required plans by June 17, 1998 or to respond timely to approve the final working drawings and specifications and shall also include any delays caused by any Lessee-proposed revisions to the final working drawings and specifications), or in the event performance by Lessor is delayed due to force majeure, which shall include, without limitation, act or neglect of Lessee or those acting for or under Lessee ("Lessee Delay"), labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor or building materials, action or nonaction of public utilities, or of local, state or federal governments affecting the Tenant Improvements or other causes beyond Lessor's reasonable control), then the Target Commencement Date shall be automatically extended day-for-day for each day of any such delay.

         F. The price charged by Lessor to Lessee for the Tenant Improvements shall be all direct and indirect costs thereof plus three percent (3%) as a development fee, five percent (5%) for Lessor's overhead and profit and five percent (5%) as a fixed-fee

Scottsdale Northsight/JDA Software
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                                    Exhibit C

                                 (Page 10 of 14)
general conditions cost, in connection with the construction of the Tenant Improvements. Lessee shall be responsible for Lessor's costs (including lost rent) arising out of delays in completing the Tenant Improvements caused by Lessee. Lessee also agrees to refrain from ordering long lead time items which would delay substantial completion of the Tenant Improvements. For purposes of this Article, "long lead time items" shall mean items required to complete the Tenant Improvements that may delay substantial completion beyond the date which is fifteen (15) days prior to the Target Commencement Date due to causes such as an extended length of time necessary for the supplier of the item to manufacture same or due to a lengthy shipping time. Lessor shall give notice to Lessee as soon as practicable, to identify any items constituting "long lead time items."

         G. From time to time, Lessee may request reasonable modifications of the plans and specifications of the final working drawings for the Tenant Improvements, or to the plans and specifications set forth on Exhibit "F" attached hereto. Lessor reserves the right to reject such request if the request requires a substantial modification of the structural aspects or primary systems of the Building, a substantial delay in the completion of the construction, or a substantial increase in the costs of construction. As soon as reasonably possible after receipt of such request (if not rejected for the foregoing reasons), Lessor shall prepare a change order which shall describe the modification requested and the additional costs and delays, if any, which shall result and the time period for Lessee to review and accept the change order. Further, Lessor shall be entitled to propose, as a condition to Lessor's agreement to the change order, a modification of the provisions of Article IV, so that as a result of the delays anticipated to be caused by the change order, Lessor's liability for the Reimbursement Obligation shall not be increased. If Lessee accepts the change order (and by implication, all modifications to the Lease required, as proposed by Lessor and necessitated thereby), then Lessor shall diligently proceed to construct the proposed change order improvements. Lessee shall pay any such costs upon demand by Lessor and completion of such change order improvements, including the fees and charges allowed in Article XXXVII.F., above.

ARTICLE XXXVIII. TERMINATION RIGHT: Provided (a) Lessee is free from default under the terms of this Lease on both the date Lessee delivers written notice to Lessor as provided in subparagraph (b) of this sentence and on the last day of the eighty-fourth (84th) month of the initial ten-year term of this Lease, and
(b) on or before the last day of the seventy-second (72nd) month of the initial term, Lessee delivers written notice to Lessor advising Lessor that Lessee desires to terminate this Lease as of the end of the eighty-fourth (84th) month of the initial term, together with a payment in good funds (as a termination payment and not as advance rent) equal to the Base Rent and Additional Rent required to be paid by Lessee pursuant to the terms of this Lease, for the twelve (12) month period ending on the last day of such eighty-fourth (84th) month, plus, an amount equal to the unamortized balance of the Tenant Improvement Allowance in excess of the $30.00 per usable square foot (provided in Article XXXVII.A. and which is being amortized over the Initial Term at nine percent (9%) per annum), if any, projected to exist at the end of said eighty-fourth (84th) month, and (c) pays the Base Rent and Additional Rent when and as due through said eighty-fourth (84th) month, then this Lease shall be deemed to terminate on the last day of the eighty-fourth (84th) month of the initial term.

ARTICLE XXXIX. RIGHT TO EXAMINE BOOKS AND RECORDS OF LESSOR: Lessor hereby agrees, at Lessee's request, to make available to Lessee for its inspection and examination all of the books and records that relate to Lessor's statement as to Lessee's Pro Rata Share of Real Estate Taxes and Lessee's Pro Rata Share of Operating Expenses. Lessor also agrees to make the aforementioned books and records available to a certified public accountant, selected by Lessee, for review and audit if Lessee so elects. If Lessee elects to audit such costs and expenses and Lessor's statement is found to be in error, the appropriate party shall pay to the other such payment as may be required based upon such audit. Further, if Lessee elects to audit such costs and expenses as provided above and Lessor's statement is found to be in error by more than ten

Scottsdale Northsight/JDA Software
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                                    Exhibit C

                                 (Page 11 of 14)
percent (10%), then Lessor shall pay the reasonable costs of such audit not to exceed $2,500. Lessee's right to audit and obtain reimbursement of any erroneously charged amount of Real Estate Taxes or Operating Expenses for any given Lease Year, shall expire as of December 31 of the following calendar year.

ARTICLE XL. CONSTRUCTION WARRANTY: Lessor shall cause Opus West Construction Corporation ("Opus West") to guarantee the Tenant Improvements against defective workmanship and/or materials for a period of one (1) year from the date of substantial completion of the Tenant Improvements and Lessor shall cause Opus West to guarantee also the Building and the Office Complex against defective workmanship and/or materials for a period of one (1) year from the substantial completion thereof. Lessor agrees to cause Opus West to repair or replace any defective item in the Tenant Improvements or such other improvements occasioned by poor workmanship and/or materials during the applicable one-year period, and Opus West's performance of such one-year guarantee shall be the sole and exclusive obligation of Lessor or Opus West with respect to such defective workmanship and/or materials, and Lessee's rights to enforce such one-year guarantee against Opus West shall be Lessee's sole and exclusive remedy with respect to such defective workmanship and/or materials in limitation of any contract, warranty or other rights, whether express or implied, that Lessee may otherwise have under applicable law. To the extent warranties of any of Lessor's subcontractors or suppliers remain enforceable after the expiration of Lessor's one (1) year guarantee described above, Lessor shall cooperate with Lessee to enforce same for the parties' mutual benefit. Lessor agrees to obtain a ten (10) year warranty or bond on the roof membrane and structure from the roof supplier and contractor.

         Subject to Articles II, XII and XIII hereof and to Lessee's obligations hereunder, except to the extent of any damage caused by the fault or negligence of Lessee, Lessor shall maintain and keep in good order, condition and repair the structural components (defined as the footings and foundation, support walls and columns and the roof structure (exclusive of the roof membrane)) of the Building in which the Premises is located. All costs and expenses incurred in connection therewith shall be included in Operating Expenses, except for any capital improvements that are excluded pursuant to Article II, which excluded capital improvements shall not be included in Operating Expenses.

ARTICLE XLI. FIXTURIZATION PERIOD: Lessor shall permit Lessee, during the fifteen (15) day period following substantial completion of the Tenant Improvements and prior to the commencement date of this Lease (as to all, or a portion of the Premises if the delivery by Lessor is in phases), to commence installing Lessee's furniture, fixtures and equipment in the Premises; provided, however, that Lessee shall not interfere with any Tenant Improvement work then being completed by Lessor, and provided further, however, that Lessee shall not commence doing business in the Premises during such fifteen-day period. During such early move-in period, Lessee agrees to comply with all provisions of this Lease (except for the provisions relating to the payment of rent, which shall not become effective until the commencement date of this Lease as to all, or a portion of the Premises if the delivery by Lessor is in phases). Prior to entering the Premises during such early move-in period, Lessee agrees that all insurance required to be maintained by Lessee under Article VI of this Lease shall be in full force and effect, and Lessee agrees to deliver certificates of insurance to Lessor evidencing such insurance. All improvements, alterations, additions and installations made by Lessee prior to the commencement date of this Lease shall be made in strict compliance with the provisions of Article VIII of this Lease.

ARTICLE XLII. HOLDOVER RIGHT: Lessee shall have the right, subject to the provisions hereinafter provided, to extend the term of this Lease for one (1) period of three (3) months after the

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                                    Exhibit C

                                 (Page 12 of 14)
expiration of the initial ten-year term (or after any renewal options thereafter) on the terms and provisions of this Article. Such three-month renewal period is sometimes herein referred to as the "Holdover Period". The conditions of Lessee's lease of the Premises during the Holdover Period shall be as follows:

         (a) That this Lease is in full force and effect and Lessee is not in default in the performance of any of the terms, covenants and conditions herein contained, in respect to which notice of default has been given hereunder which has not been or is not being remedied in the time limited in this Lease, at the time of exercise of the right of renewal, but Lessor shall have the right at its sole discretion to waive the non-default conditions herein.

         (b) That Lessee's lease of the Premises during the Holdover Period shall be on the same terms, covenants and conditions as in this Lease; provided, however, the monthly Base Rent for such Holdover Period shall be an amount equal to the Base rent amount, in effect immediately prior to the Holdover Period, multiplied by 125%.

         (c) That Lessee shall exercise its right to remain in possession of the Premises during the Holdover Period, if at all, by notifying Lessor in writing of its election to do so no later than six (6) months prior to end of the initial ten-year term, or any applicable and exercised renewal term.

If the Premises are not surrendered at the end of the term (as may be extended by the preceding provisions of this Article) or sooner termination thereof, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom.

         In the event Lessee remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Lessor's written consent, Lessee shall be deemed to be occupying the Premises without claim of right and Lessee shall pay Lessor for all costs arising out of loss or liability resulting from delay by Lessee in so surrendering the Premises as above provided and shall pay a charge for each day of occupancy in an amount equal to double the Base Rent and Additional Rent (on a daily basis) payable by Lessee under this Lease immediately prior to the expiration of this Lease.

ARTICLE XLIII. PARKING: Lessor shall construct not less than six (6) vehicular parking spaces on the Property per 1,000 rentable square feet in the Office Complex. Lessee (and its employees, invitees and visitors) shall be entitled to use, without charge, six (6) vehicular parking spaces per 1,000 rentable square feet in the Premises, of which spaces, approximately thirty-five percent (35%) shall be covered. Subject to Lessor's approval (which shall not be unreasonably withheld), Lessee may request Lessor to provide covered parking with respect to a certain number of additional parking spaces to be designated by Lessee. In the event Lessee desires and Lessor approves such covered parking, the cost incurred by Lessor in connection with such covered parking shall be paid by Lessee within thirty (30) days after Lessee's receipt of Lessor's written request therefor. Lessee and Lessor shall cooperate in the designation of "reserved" and "visitor" spaces for the exclusive benefit of Lessee and in the location of the parking; however, any costs in such designation shall be borne solely by Lessee, and Lessor shall have no obligation regarding the enforcement of Lessee's rights to such parking. Lessee shall determine the number of "reserved" covered parking spaces allocated to Lessee.

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                                    Exhibit C

                                 (Page 13 of 14)

 ARTICLE XLIV. ACQUISITION CONTINGENCIES: This Lease, and Lessor's obligations hereunder are expressly conditioned upon Lessor's acquisition of the Property on terms and conditions acceptable to Lessor in its absolute discretion, on or before July 1, 1998. Accordingly, if Lessor shall notify Lessee on or before July 15, 1998, to the effect that Lessor has failed to acquire the Property, then in such case this condition subsequent shall be deemed failed and this Lease shall terminate, and neither party shall have any obligation or liability to the other. Lessee acknowledges receipt of that letter of intent by and between Lessor and Treaccar, dated March 23, 1998,' and Lessee confirms the acceptability thereof. Such agreement shall also include an option right to acquire a parcel of approximately 5 acres in size, adjacent to the Property, and such option shall provide that it shall be freely assignable from Lessor to Lessee, upon mere notice by Lessee.

 ARTICLE XLV. INDEMNITY BY LESSOR: Lessor agrees to indemnify and save Lessee harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Lessor in the performance of any covenant or agreement on the part of Lessor to be performed, pursuant to the terms of this Lease, or arising from any negligence or wilful misconduct on the part of Lessor or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by the negligence or wilful misconduct of Lessor or its agents or employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and the Office Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any such action or proceeding be brought against Lessee by reason of any such claim, Lessor, upon notice from Lessee, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessee; provided, however, that notwithstanding anything to the contrary contained in this Article, Lessor shall not be liable for, and Lessor shall not indemnify Lessee against or from, (a) any consequential damages of Lessee, which shall include without limitation any loss of business or loss of profits, or (b) any claim which Lessee has waived pursuant to Article VI of this Lease, or (c) any claim which is not covered by, or exceeds the limits of, Lessor's general public liability insurance policy.

                                    Exhibit C

                                (Page 14 of 14)

                         FIRST AMENDMENT TO OFFICE LEASE
                              SCOTTSDALE NORTHSIGHT

         This First Amendment to Office Lease (the "Amendment") dated as of the 30th day of June, 1998, by and between OPUS WEST CORPORATION, a Minnesota corporation ("Lessor") and JDA SOFTWARE GROUP, INC., a Delaware corporation ("Lessee").

                                    RECITALS

         1. By that Lease dated as of April 30, 1998 (the "Lease") by and between Lessor and Lessee, the parties agreed to lease approximately 95,000 rentable square feet (the "Premises"), within that Office Complex to be constructed by Lessor, west and contiguous to 87th Street and South of Raintree Drive in Scottsdale, Arizona;

         2. Pursuant to Article XXI. DETERMINATION OF AREA OF PREMISES OF THE LEASE, Lessee has the right to give notice to Lessor, prior to the date of the construction permit, to designate additional areas on the first floor of the Building to be included as part of the Premises, and accordingly, this Amendment shall constitute said notice by Lessee, and a revision of the area intended to be the Premises.

         THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         A. Notwithstanding any provision in the Lease to the contrary, the parties agree that the Premises shall be comprised of the entire second
(2nd) and third (3rd) floor of the Building, plus (approximately) 20,000 rentable square feet located in the first floor of the Building. Exhibit A-l attached to this Amendment sets forth the conceptual depiction and location of the Premises as expanded hereby. Such adjustment in the rentable area of the Premises shall be effective for all purposes referenced in the Lease, including, without limitation, in the determination of the Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses, the Tenant Improvement Allowance (although said amount shall continue to be computed based upon usable square feet), the allocation of parking rights pursuant to Article XLIII (i.e. at the rate of six
(6) spaces per 1,000 rentable square feet), and for other purposes set forth in the Lease. Notwithstanding the foregoing, the commencement date memorandum to be executed by the parties pursuant to Article XXVIII of the Lease shall control as to the exact amount of rentable and usable area for the Premises.

         B. Except as specifically modified or amended hereby, the parties confirm and ratify the Lease as enforceable and binding in accordance with its terms and provisions. All capitalized terms not otherwise defined herein shall have the meanings provided in the Lease.

         IN WITNESS WHEREOF, the undersigned parties have executed this Amendment to be effective as of the date first written above.

LESSOR:                                     LESSEE:

OPUS WEST CORPORATION, a                    JDA SOFTWARE GROUP, INC., a
Minnesota corporation                       Delaware corporation

By /s/ Thomas W. Roberts                    By /s/ Brent W. Lippman
   ----------------------                      ------------------------
   Thomas W. Roberts                           Name BRENT W. LIPPMAN
   Its President                               Print BRENT W. LIPPMAN
                                               Its : CHIEF EXECUTIVE OFFICER

                                  EXHIBIT A-1

                                   FLOOR PLAN

                               [FIRST FLOOR PLAN]

                                  Exhibit A-1

                                 (Page 1 of 3)

                                  EXHIBIT A-1

                                   FLOOR PLAN

                              [SECOND FLOOR PLAN]

                                  Exhibit A-1

                                 (Page 2 of 3)

                                  EXHIBIT A-1

                                   FLOOR PLAN

                               [THIRD FLOOR PLAN]

                                  Exhibit A-1

                                 (Page 3 of 3)

                                    EXHIBIT E

                              TOTAL PROJECT COSTS

NOTE: The five percent (5%) risk factor premium imposed upon the land cost to compensate Lessor for the risk of Lessor's future expansion and the corresponding speculative space shall be proportionately reduced if the portion of the Building which is not initially leased by Lessee diminishes from 30.15%.

                                   NORTHSIGHT
                           DEVELOPMENT COST BREAKDOWN
                                  JDA SOFTWARE
                                 MARCH 10, 1998

                                                                        JDA
                                                                       INITIAL
                                                                     REQUIREMENT
                                                                     95,000 RSF
                                                                    -----------
                                                                         95,000
                                                                          69.85%
LAND                           435,600 SF @ $9.50
                               $4,138,200 X 74.85%*                 $ 3,097,564

BUILDING
Shell Design                    98,835 GSF @ $ 3.00                 $   296,504
Shell Building                  98,835 GSF @ $46.18                 $ 4,564,185
Tenant Improvements             90,000 USF @ $30.00                 $ 2,700,000
                                                                    -----------

TOTAL BUILDING COSTS                                                $ 7,560,689

DEVELOPMENT COSTS

Survey                                                              $     3,493
Soil & Environmental                                                $     6,985
Real Estate Taxes                                                   $    46,463
Legal Expenses                                                      $    52,390
Advertising & Marketing                                             $         0
Development Fee @ 3%                                                $   366.406
                                                                    -----------

TOTAL DEVELOPMENT COSTS                                             $   475,737

FINANCING COSTS

Land Carry - 11 Mos. @ 8%                                           $   227,155
Construction Loan - 10.5 Mos. @ 8%                                  $   295,310
Financing Charge @ 1/2%                                             $    61.068

TOTAL FINANCING COSTS                                               $   583,532

COMMISSIONS        95,000 RSF @ 4% (1-5) & 2% (6-10)                $   400,995

DEVELOPMENT CONTINGENCY                                             $    95,000
                                                                    -----------

TOTAL PROJECT COSTS             95,000 SF @ $128.56                 $12,213,517

RATE RETURN @ 10.42%                                                x     10.42%
                                                                    -----------

ANNUAL NET RENT                                                     $ 1,272,649

NET RENT BASED ON 95,000 RSF                                        $     13.40

* LANDLORD TO APPLY A FIVE PERCENT (5%) ADJUSTMENT TO THE JDA LAND ALLOCATION TO JUSTIFY RISK ASSOCIATED WITH TENANT'S FUTURE EXPANSION REQUIREMENT AND CORRESPONDING SPECULATIVE SPACE.

                                    Exhibit E
                                  (Page 1 of 1)

                                    EXHIBIT F

                               BASE BUILDING PLANS

[OPUS LOGO]

                     CONCORDE COMMERCE CENTER- DRAWING LIST

 No.                                  DESCRIPTION                         DATE
 ---                                  -----------                         ----
CIVIL
-----
C1                         COVER SHEET GRADING AND DRAINAGE PLAN         4/28/97
C2                         GRADING AND DRAINAGE PLAN                     4/28/97
C3                         GRADING AND DRAINAGE PLAN                     4/28/97
C4                         GRADING AND DRAINAGE PLAN                     4/28/97
C5                         GRADING AND DRAINAGE PLAN                     4/28/97
C6                         GRADING AND DRAINAGE PLAN DETAILS             4/28/97
C7                         COVER SHEET WATER AND SEWER PLAN              4/28/97
C8                         WATER AND SEWER PLAN                          4/28/97
C9                         COVER SHEET PRIVATE FIRELINE PLAN             4/28/97
C10                        PRIVATE FIRELINE PLAN                         4/28/97
C11                        PRIVATE FIRELINE PLAN                         4/28/97
C12                        PRIVATE FIRELINE PLAN                         4/28/97

LANDSCAPE
---------
LA1                        COVER SHEET                                    5/7/97
LA2                        LANDSCAPE PLANS                                5/7/57
LA3                        LANDSCAPE PLANS                                5/7/97
LA4                        LANDSCAPE PLANS                                5/7/97
LA5                        IRRIGATION PLANS                               5/7/97
LA6                        IRRIGATION PLANS                               5/7/97
LA7                        IRRIGATION PLANS                               5/7/97
LA8                        DETAIL SHEET                                   5/7/97
LA9                        SPECIFICATIONS                                 5/7/97

ARCHITECTURAL
-------------
T1.1                       TITLE SHEET                                   9/22/97
A1.l                       SITE PLAN                                     9/22/97
A1.2                       SITE DETAILS                                  9/22/97
A2.1                       LEVEL ONE FLOOR PLAN                          9/22/97
A2.2                       LEVEL TWO FLOOR PLAN                          9/22/97
A2.3                       LEVEL THREE FLOOR PLAN                        9/22/97
A2.4                       ROOF PLAN                                     9/22/97
A2.5                       CORE PLAN LEVEL ONE/ENLARGED STAIR PLANS      9/22/97
A2.6                       ENLARGED CORE PLANS LEVELS TWO & THREE        9/22/97
A2.7                       ENLARGED FINISH PLAN/FINISH SCHEDULE          9/22/97
A3.1                       EXTERIOR ELEVATIONS                           9/22/97
A3.2                       ENLARGED ELEVATIONS                           9/22/97
A4.1                       STAIR/ELEVATOR SECTIONS/SECTION DETAILS       9/22/97
A4.2                       STAIR/SECTION DETAILS                         9/22/97
A4.3                       WALL SECTIONS                                 9/22/97
A4.4                       SECTIONS DETAILS                              9/22/97
A5.1                       CONSTRUCTION DETAILS                          9/22/97
A5.2                       FIRE RESISTIVE CONSTRUCTION DETAILS           9/22/97
A6.1                       DOOR SCHEDULE/INTERIOR DETAILS                9/22/97
A7.1                       INTERIOR ELEVATIONS                           9/22/97
A7.2                       INTERIOR ELEVATIONS                           9/22/97
A9.1                       REFLECTED CEILING PLANS                       9/22/97

                                    Exhibit F
                                  (Page 1 of 2)

                                    EXHIBIT F

                               BASE BUILDING PLANS

                                                                     Page 2 of 2
STRUCTURAL
----------
S1                         TITLE SHEET                                  2/6/98
S2.1                       FOUNDATIONS PLAN                             2/6/98
S2.2                       LEVEL TWO FRAMING PLAN                       2/6/98
S2.3                       LEVEL THREE FRAMING PLAN                     2/6/98
S2.4                       ROOF FRAMING PLAN                            2/6/98
S3.1                       SECTIONS AND DETAILS                         2/6/98
S3.2                       SECTIONS AND DETAILS                         2/6/98
S3.3                       SECTIONS AND DETAILS                         2/6/98
S3.4                       STAIR PLANS AND SECTIONS                     2/6/98

MECHANICAL
----------
Ml.l                       LEGEND AND SYMBOLS                          9/22/97
M2.1                       FIRST FLOOR PLAN - MECHANICAL               9/22/97
M2.2.                      SECOND FLOOR PLAN - MECHANICAL              9/22/97
M2.3                       THIRD FLOOR PLAN - MECHANICAL               9/22/97
M3.1                       ENLARGED MECHANICAL PLANS - FIRST LEVEL     9/22/97
M3.2                       ENLARGED MECHANICAL PLANS - SECOND LEVEL    9/22/97
M3.3                       ENLARGED MECHANICAL PLANS - THIRD LEVEL     9/22/97
M4.1                       SECTIONS                                    9/22/97
M5.1                       CONTROLS - DIAGRAMS                         9/22/97
M6.1                       SCHEDULES                                   9/22/97
M7.1                       DETAILS                                     9/22/97
P2.1                       LEVEL ONE FLOOR PLAN PLUMBING PLANS         5/22/97
P2.2                       LEVEL TWO FLOOR PLAN PLUMBING PLANS         5/22/97
P2.3                       LEVEL THREE FLOOR PLAN PLUMBING PLAN        5/22/97
P3.1                       ENLARGED PLUMBING PLANS/WATER PIPING        5/22/97
P3.2                       ENLARGED PLUMBING PLANS/WATER PIPING        5/22/97
P4.1                       WASTE AND VENT SCHEMATICS                   5/22/97

ELECTRICAL
----------
E1.1                       ELECTRICAL SITE PLAN                        6/26/97
E2.1                       FIRST FLOOR ELECTRICAL PLAN                 5/21/97
E2.2                       SECOND FLOOR ELECTRICAL PLAN                5/21/97
E2.3                       THIRD FLOOR ELECTRICAL PLAN                 5/21/97
E2.4                       FIRST FLOOR LIGHTING PLAN                   10/9/97
E2.5                       SECOND AND THIRD FLOOR LIGHTING PLAN        10/9/97
E2.6                       FIRST FLOOR POWER PLAN                      10/9/97
E2.7                       SECOND AND THIRD FLOOR POWER PLANS          10/9/97
E4.1                       ELECTRICAL SINGLE-LINE DIAGRAM              5/21/97
E4.2                       ELECTRICAL SINGLE-LINE DIAGRAM              5/21/97
E4.3                       ELECTRICAL SYMBOLS & RISER DIAGRAMS         5/21/97
E5.1                       ELECTRICAL SCHEDULES                        5/21/97

                                    Exhibit F
                                  (Page 2 of 2)

JDA SOFTWARE
Revised - August 14, 1998

                                                    INITIAL                      REVISED                     PROJECT
                                                  REQUIREMENT                  REQUIREMENT                    TOTALS
                                                  95,000 RSF                   11 5,000 RSF                 136,000 RSF
                                                  -----------                  ------------                 -----------
                                                       95,000                       115,000                     136,000
                                                        69.85%                        84.56%                        100%
LAND                    435,600 SF @ $9.50                       New Factor                   Total Factor
                        $4,138,200 X 74.85%*      $ 3,097,564         x87.12*  $  3,605,192          x100%  $ 4,138,200
BUILDING
Shell Design            98,835 GSF @ $ 3.00       $   296,504    119,642 GSF   $    358,926   141,490 GSF   $   424,470
Shell Building          98,835 GSF @ $46.18         4,564,185    119,642 GSF      5,525,068   141,490 GSF     6,534,008
Tenant Improvements     90,000 USF @ $30.00         2,700,000    108,947 USF      3,268.410   128,842 USF     3,865,260
                                                  -----------                  ------------                 -----------

TOTAL BUILDING COSTS                              $ 7,560,689                  $  9,152,404                 $10,823,738

DEVELOPMENT COSTS
Survey                                            $     3,493                  $      4,228                 $     5,000
Soil & Environmental                                    6,985                         8,456                      10,000
Real Estate Taxes                                      46,463                        54,078                      62,073
Legal Expenses                                         52,390                        63,419                      75,000
Advertising & Marketing                                     0                             0                           0
Development Fee @ 3%                              $   366,406                       443,666                     524,538
                                                  -----------                  ------------                 -----------

TOTAL DEVELOPMENT COSTS                           $   475,737                  $    573,847                 $   676,711

FINANCING COSTS

Land Carry - 11 Mos. @ 8%                         $   227,155                  $    264,381                 $   303,468
Construction Loan - 10.5 Mos. @ 8%                    295,310                       357,406                     422,604
Financing Charge @ 1/2%                                61,068                        73,924                      87,423
                                                  -----------                  ------------                 -----------

TOTAL FINANCING COSTS                             $   583,532                  $    695,711                 $   813,495

COMMISSIONS  95,000 RSF @ 4% (1-5) & 2% (6-10)    $   400,995                       485,415                 $   574,056

DEVELOPMENT CONTINGENCY                           $    95,000                       272,217                     458,515
                                                  -----------                  ------------                 -----------

TOTAL PROJECT COSTS     95,000 SF @ $128.56       $12,213,517                  $ 14,784,785                 $17,484,616

RATE RETURN @ 10.42%                              x     10.42%                 x      10.42%                x     10.42%
                                                  -----------                  ------------                 -----------
ANNUAL NET RENT                                   $ 1,272,649                  $  1,540,575                 $ 1,821,897

NET RENT BASED ON 95,000 RSF                      $     13.40    115,000 RSF   $      13.40   136,000 RSF   $     13.40

* Landlord to apply a two point five six percent (2.56%) adjustment to the JDA land allocation to justify risk associated with Tenant's future expansion requirement and corresponding speculative space. Factor was reduced from 5% to 2.56% to correspond with the reduction in the remaining speculative space.

                        SECOND AMENDMENT TO OFFICE LEASE
                              SCOTTSDALE NORTHSIGHT

         This Second Amendment to Office Lease (the "Amendment") dated as of the 23 day of November, 1998, by and between OPUS WEST CORPORATION, a Minnesota corporation ("Lessor") and JDA SOFTWARE GROUP, INC., a Delaware corporation ("Lessee").

                                         RECITALS

         1. By that Lease dated as of April 30, 1998 (the "Lease") by and between Lessor and Lessee, the parties agreed to lease approximately 95,000 rentable square feet (the "Premises"), within that Office Complex to be constructed by Lessor, west and contiguous to 87th Street and South of Raintree Drive in Scottsdale, Arizona;

         2. By that First Amendment to Office Lease dated June 30, 1998 (herein, the "First Amendment" ), Lessor and Lessee amended the Lease to provide that the Premises shall be comprised of the entire second (2nd) and third (3rd) floor of the Building, plus (approximately) 20,000 rentable square feet located in the first floor of the Building. Said First Amendment constituted Lessee's election under Article XXI of the Lease, to increase the size of the Premises by notice to Lessor given prior to the issuance of the Permit Date (as defined therein) to an area not to exceed 115,000 rentable square feet.

         3. By this Amendment, Lessee and Lessor intend to increase again, the size of the Premises, such that the total area shall be 121,141 rentable square feet of space.

         THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         A. Notwithstanding any provision in the Lease to the contrary, the parties agree that the Premises shall be comprised of the entire second
(2nd) and third (3rd) floor of the Building, plus that portion of the first floor, such that the total area of the Premises shall be (approximately) 121,141 rentable square feet. Exhibit A-l attached to this Amendment sets forth the conceptual depiction and location of the Premises as expanded hereby. Such adjustment in the rentable area of the Premises shall be effective for all purposes referenced in the Lease, including, without limitation, in the determination of the Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses, the Tenant Improvement Allowance (although said amount shall continue to be computed based upon usable square feet), the allocation of parking rights pursuant to Article XLIII (i.e. at the rate of six (6) spaces per 1,000 rentable square feet), and for other purposes set forth in the Lease. Notwithstanding the foregoing, the commencement date memorandum to be executed by the parties pursuant to Article XXVIII of the Lease shall control as to the exact amount of rentable and usable area for the Premises.

         B. Exhibit E, TOTAL PROJECT COSTS, attached to the Lease, is hereby replaced with Exhibit E, attached hereto.

         C. Except as specifically modified or amended hereby, the parties confirm and ratify the Lease, as amended by the First Amendment and this Amendment, as enforceable and binding in accordance with its terms and provisions. All capitalized terms not otherwise defined herein shall have the meanings provided in the Lease.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned parties have executed this Amendment to be effective as of the date first written above.

LESSOR:                                      LESSEE:

OPUS WEST CORPORATION, a                     JDA SOFTWARE GROUP, INC., a
Minnesota corporation                        Delaware corporation

By /s/ Thomas W. Roberts                     By /s/ KRISTEN L MAGNUSON
  ----------------------                       -----------------------------
   Thomas W. Roberts                           Name KRISTEN L MAGNUSON
      Its President                            Print________________________
                                               Its: CHIEF FINANCIAL OFFICER

[THIRD FLOOR PLAN]

                                  EXHIBIT A-1

[SECOND FLOOR PLAN]

                                  EXHIBIT A-1

[FIRST FLOOR PLAN]

                                  EXHIBIT A-1

                              REVISED AND RESTATED
                       THIRD AMENDMENT TO LEASE AGREEMENT

                  This Revised and Restated Third Amendment to Lease Agreement (the "Amendment") is dated to be effective as of this 20th day of October, 1999, by and between JDA SOFTWARE GROUP, INC., a Delaware corporation ("Lessee") and OPUS WEST CORPORATION, a Minnesota corporation ("Lessor").

                                    RECITALS

                  A. WHEREAS, Lessee and Lessor entered into that Lease Agreement dated April 30, 1998, as amended by that First Amendment to Office Lease dated June 30, 1998, and that Second Amendment to Office Lease dated November 23, 1998 (collectively, said Lease Agreement and the amendments thereto are referred to as the "Lease"), all in regard to the leasing by Lessee from Lessor of certain premises at that project known as Scottsdale Northsight, located west and contiguous to 87th Street, and south of Raintree Drive in Scottsdale, Arizona; and

                  B. WHEREAS, said Lease allows the Lessee to make certain improvements and alterations, but only to its Premises, and notwithstanding, the Lessee has installed certain cables and conduits in portions of the Building which are outside the Premises; and

                  C. WHEREAS, Lessor is willing to allow said improvements to remain in their existing location, but only subject to the provisions of this Amendment;

                  D. WHEREAS, the parties entered into that Third Amendment to Lease Agreement, dated October 8, 1999, and intend, by the execution of this Amendment to supercede and replace, in its entirety said Third Amendment with this Amendment;

                  THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Notwithstanding anything in the Lease to the contrary, the existing cables, wires and conduits installed by the Lessee in portions outside the Premises at the Building (the "Cables") shall be allowed to remain in their present, existing locations, and in this regard, the Lessor grants its consent to the placement of such cables.

                  2. Lessee agrees that Lessor, and its contractors, affiliates, employees and agents (collectively, the "Lessor Parties") shall have no responsibility or liability in regard to the repair, maintenance or replacement of said Cables, however, Lessor agrees that the Lessor Parties shall not intentionally nor willfully damage or interfere with the Cables, and Lessor shall not intentionally permit any other tenant at the Building to damage or interfere with the Cables.

                  3. Further, Lessor and any occupant (including tenants) of portions of the Building in which the cables, wires and conduits are placed shall have a right superior to that of Lessee in regard to possession and access to the areas of the Building in which said cables, wires and conduits are located. Lessee must first obtain the consent of any such occupant, in addition to the consent of the Lessor (which consent shall not be unreasonably withheld), prior to entering into such portions of the Building in which the Cables exist, for the purpose of repair, maintenance, replacement thereof, or any other purpose. Lessor agrees to cooperate with Lessee in obtaining the consent of such occupant, and to exercise any rights reserved by Lessor under the lease with any such occupant, in order to provide access to such areas for Lessee's benefit.

                  4. Except as expressly consented to by Lessor herein, Lessee agrees to adhere to the provisions of the Lease, and to not place any cables, wires or conduits or any other improvements outside of the Premises without the express prior written consent of the Lessor, which consent shall not be unreasonably withheld.

                  5. The provisions of Article I. Base Rent of the Lease, which provide for an adjustment to the Base Rent in the event the Total Project Costs actually incurred vary from the Total Project Costs pursuant to the project budget are hereby irrevocably waived by the parties. Accordingly, there shall be no adjustment in the Base Rent and the parties confirm and agree that the Base Rent will be the product of $13.40 or $15.41 (as the case may be, and for the applicable periods, as provided in Article I. Base Rent) times the rentable square feet of the Premises.

                  6. Except as expressly modified hereby, the parties hereby confirm and ratify the provisions of the Lease, as being enforceable and binding in accordance with its terms. Any capitalized terms used herein and not otherwise defined shall have the meanings provided in the Lease.

                  IN WITNESS WHEREOF, the undersigned parties have executed this Amendment to be effective as of the date first written above.

                                        JDA SOFTWARE GROUP, INC.,
                                        a Delaware corporation

                                        By: /s/ Lindsay L. Hoopes
                                            ------------------------------------
                                        Its: VICE PRESIDENT

                                        OPUS WEST CORPORATION,
                                        a Minnesota corporation

                                        BY: /s/ Thomas W. Roberts
                                            ------------------------------------
                                        Its: THOMAS W. ROBERTS
                                             PRESIDENT

05/01/01
05/07/01
05/15/01
05/22/01

                        FOURTH AMENDMENT TO OFFICE LEASE
                             SCOTTSDALE NORTHSIGHT

                  THIS FOURTH AMENDMENT TO OFFICE LEASE (the "Fourth Amendment") is made and entered into as of the 30 day of May, 2001, by and between OPUS REAL ESTATE ARIZONA II, L.L.C., a Delaware limited liability company ("Lessor"), and JDA SOFTWARE GROUP, INC., a Delaware corporation ("Lessee").

                  WHEREAS, Opus West Corporation, a Minnesota corporation, predecessor in interest to Lessor, and Lessee entered into that certain Office Lease dated April 30, 1998, as amended by that certain First Amendment to Office Lease dated June 30, 1998, that certain Second Amendment to Office Lease dated November 23, 1998, that certain Third Amendment to Lease Agreement dated October 8, 1999, and that certain Revised and Restated Third Amendment to Lease Agreement dated October 20, 1999 (as amended, the "Lease"), all in regard to the leasing by Lessee from Lessor of certain premises at that certain project known as Scottsdale Northsight, located west of and contiguous to 87th Street, and south of Raintree Drive, in Scottsdale, Arizona; and

                  WHEREAS, the parties desire to modify the Lease as hereinafter set forth in this Fourth Amendment.

                  NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. The terms and provisions of this Fourth Amendment shall be effective on the date of this Fourth Amendment. All capitalized terms used in this Fourth Amendment, unless otherwise defined herein, shall have the same meanings given to them in the Lease.

                  2. The second sentence of Article X of the Lease is hereby deleted in its entirety and the following sentence is hereby substituted in its place:

                  Notwithstanding the foregoing, a sublease or assignment to a subsidiary of Lessee, or a sale of all or substantially all of Lessee's assets or an arrangement resulting from a merger or reorganization in which the purchasing or surviving entity, as the case may be, has a "Tangible Net Worth" (defined in Article VI) of not less than Lessee's immediately prior to the purchase, merger or reorganization, shall not require the consent of Lessor.

                  3. Except as otherwise expressly modified in this Fourth Amendment, the terms and provisions of the Lease are and shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Fourth Amendment, the terms and provisions of this Fourth Amendment shall govern and control.

                  4. This Fourth Amendment may be executed in any number of counterparts, all of which together shall be deemed to constitute one instrument, and each of which shall be deemed an original.

                  IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Office Lease as of the day and year first above written.

Lessor:                                          Lessee:

OPUS REAL ESTATE ARIZONA II, L.L.C., a           JDA SOFTWARE GROUP, INC., a
Delaware limited liability company               Delaware corporation

By /s/ Wade Lau                                  By /s/ Kristen L. Magnuson
   -----------------------------------------        ----------------------------
Name: WADE LAU                                   Name: _________________________
Title: VICE PRESIDENT                            Title:_________________________

05/22/01
05/23/01

                         FIFTH AMENDMENT TO OFFICE LEASE
                             SCOTTSDALE NORTHSIGHT

                  THIS FIFTH AMENDMENT TO OFFICE LEASE (the "Fifth Amendment") is made and entered into as of the 31 day of May, 2001, by and between OPUS REAL ESTATE ARIZONA II, L.L.C., a Delaware limited liability company ("Lessor"), and JDA SOFTWARE GROUP, INC., a Delaware corporation ("Lessee").

                  WHEREAS, Opus West Corporation, a Minnesota corporation, predecessor in interest to Lessor, and Lessee entered into that certain Office Lease dated April 30, 1998, as amended by that certain First Amendment to Office Lease dated June 30, 1998, that certain Second Amendment to Office Lease dated November 23, 1998, that certain Third Amendment to Lease Agreement dated October 8, 1999, that certain Revised and Restated Third Amendment to Lease Agreement dated October 20, 1999, and Lessor and Lessee entered into that certain Fourth Amendment to Office Lease dated May 30, 2001 (as amended, the "Lease"), all in regard to the leasing by Lessee from Lessor of certain premises at that certain project known as Scottsdale Northsight, located west of and contiguous to 87th Street, and south of Raintree Drive, in Scottsdale, Arizona; and

                  WHEREAS, pursuant to Article XXIX of the Lease ("Future Development"), Lessor and Lessee acknowledge that (i) the Office Complex as initially constructed is the first phase of a proposed two-phase integrated commercial real estate development, and (ii) as an accommodation to Lessee and the developer of that parcel, Lessor shall cooperate with Lessee and such developer in the construction of said second phase development on the terms set forth herein.

                  NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1. The terms and provisions of this Fifth Amendment shall be effective on the date of this Fifth Amendment. All capitalized terms used in this Fifth Amendment, unless otherwise defined herein, shall have the same meanings given to them in the Lease.

                  2. The parties acknowledge that Opus West Corporation, a Minnesota corporation, or its designee (collectively, "Developer"), may, but has no obligation to, commence construction of a parking structure (the "Parking Structure") that will serve the Office Complex on an approximate 5-acre parcel that is north of and adjacent to the Property (the "Adjacent Parcel"). Such Parking Structure will (i) consist of two parking levels, (ii) be located entirely on the Adjacent Parcel, and (iii) be set back a minimum of seventy (70) feet from 87th Street.

                  3. Lessor intends to permit Developer to stage its construction activities in connection with the construction of such Parking Structure on the Property. Lessor will provide Lessee with notice that Lessor has given such permission to Developer prior to the commencement of any such staging activities by Developer. Lessee acknowledges that such staging activities may create a disruption to Lessee's access to parking within the Office Complex and utilization of the Premises. During such construction, Lessor will cause Developer to take commercially reasonable steps to minimize the disruption to Lessee's access to parking on the Property and utilization of the Premises; provided, however, that in no event will Lessor permit Developer to prohibit access to the parking areas serving the Property. Lessor will also not permit Developer to occupy parking spaces on the Property without first (i) obtaining Lessee's consent as to the location and configuration of the parking spaces to be occupied by the Developer, which consent shall not be unreasonably withheld, and (ii) if the parking spaces so occupied are covered parking spaces, providing for substitute covered parking spaces on the Property for the duration of the time Developer occupies such assigned covered parking spaces.

                  4. If Developer elects to construct the Parking Structure, then at such time as construction of the Parking Structure is completed, Lessor and Developer intend to swap the Adjacent Parcel for a portion of the Property (the "Exchange") so that Developer can construct an additional office building thereon (such portion of the Property is referred to herein as "Phase II"). At such time as Lessor obtains title to the Adjacent Parcel and Developer obtains title to Phase II (the "Exchange Date"), the site plan attached to the Lease as Exhibit A will be deemed deleted and replaced with the site plan attached hereto as Exhibit A. From and after the Exchange Date, Lessee acknowledges and agrees that (i) the phrase "Property" in the Lease will thereafter refer to the Adjacent Parcel and all of the original Property less Phase II, and (ii) the phrase "Office Complex" in the Lease will thereafter refer to the "Property", as amended, and all buildings and improvements and personal property of Lessor used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities, including the Parking Structure.

                  5. At such time as Lessor obtains title to the Adjacent Parcel, Lessor shall give Lessee written notice thereof and the parties agree that Lessor will relocate all of Lessee's parking from the existing surface parking location on the Property to the Parking Structure, which spaces will be located generally within the area depicted on Exhibit B attached hereto.

                  6. As described above, the parties acknowledge that Developer may commence construction of an office building and related improvements ("Phase II Office Building") on Phase II; provided, however, that Lessor will not permit Developer to construct such Phase II Office Building until such time as Developer has completed construction of the Parking Structure and the Exchange has been completed.

                  7. The parties acknowledge that this Fifth Amendment has been executed by Lessor and Lessee in anticipation of (i) Developer acquiring title to the Adjacent Parcel, (ii) Developer constructing the Parking Structure thereon, (iii) Developer and Lessor entering into an agreement to swap the Adjacent Parcel for a portion of the Property, and (iv) Developer constructing the Phase II Office Building on Phase II. As a result, the parties agree that the provisions of this Fifth Amendment shall be contingent upon (i) Developer acquiring title to the Adjacent Parcel on or before December 31, 2001, and (ii) Developer and Lessor entering into an agreement to swap the Adjacent Parcel for a portion of the Property on or before December 31, 2001. In the event either of these conditions are not timely satisfied, then in that event the terms and provisions of this Fifth Amendment shall automatically and without further action of the parties be null, void and of no further force or effect.

                  8. Except as otherwise expressly modified in this Fifth Amendment, the terms and provisions of the Lease are and shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Fifth Amendment, the terms and provisions of this Fifth Amendment shall govern and control.

                  9. This Fifth Amendment may be executed in any number of counterparts, all of which together shall be deemed to constitute one instrument, and each of which shall be deemed an original.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                  IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to Office Lease as of the day and year first above written.

Lessor:                                            Lessee:

OPUS REAL ESTATE ARIZONA II, L.L.C.,               JDA SOFTWARE GROUP, INC., a
a Delaware limited liability company               Delaware corporation

By /s/ Wade Lau                                    By /s/ Kristen L. Magnuson
   -----------------------------------------          --------------------------
Name: WADE LAU                                     Name: Kristen L. Magnuson
Title: VICE PRESIDENT                              Title: EXEC. VP/CFO

                                    EXHIBIT A

                                    SITE PLAN

                             [CONCEPTUAL SITE PLAN]

                                    Exhibit A

                                  (Page 1 of 1)

                                    EXHIBIT B

                           PARKING STRUCTURE SITE PLAN

                               [PARKING EXHIBIT]

                                    Exhibit B

                                  (Page 1 of 1)

                         SIXTH AMENDMENT TO OFFICE LEASE
                             SCOTTSDALE NORTHSIGHT

                  THIS SIXTH AMENDMENT TO OFFICE LEASE (the "Sixth Amendment") is made and entered into as of the ________________ day of August, 2001, by and between OPUS REAL ESTATE ARIZONA II, L.L.C., a Delaware limited liability company ("Lessor"), and JDA SOFTWARE GROUP, INC., a Delaware corporation ("Lessee").

                  WHEREAS, Opus West Corporation, a Minnesota corporation, predecessor in interest to Lessor, and Lessee entered into that certain Office Lease dated April 30, 1998, as amended by that certain First Amendment to Office Lease dated June 30, 1998, that certain Second Amendment to Office Lease dated November 23, 1998, that certain Third Amendment to Lease Agreement dated October 8, 1999, that certain Revised and Restated Third Amendment to Lease Agreement dated October 20, 1999, that certain Fourth Amendment to Office Lease dated May 30, 2001, and that certain Fifth Amendment to Office Lease (the "Fifth Amendment") dated May 31, 2001 (as amended, the "Lease"), all in regard to the leasing by Lessee from Lessor of certain premises at that certain project known as Scottsdale Northsight, located west of and contiguous to 87th Street, and south of Raintree Drive, in Scottsdale, Arizona; and

                  WHEREAS, the parties desire to modify the Lease as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. The terms and provisions of this Sixth Amendment shall be effective on the date of this Sixth Amendment. All capitalized terms used in this Sixth Amendment, unless otherwise defined herein, shall have the same meanings given to them in the Lease.

         2. Lessor or Developer (as defined in the Fifth Amendment), may, but have no obligation to, construct the proposed Phase II Office Building (as defined in the Fifth Amendment).

         3. The Phase II Office Building, if and when constructed, may consist of a two- or three-story office building in generally the configuration shown on Exhibit "A" attached hereto and incorporated herein.

         4. The Parking Structure, if and when constructed by Lessor or Developer and acquired by Lessor, will contain not less than 426 parking spaces, of which at least 200 will be covered.

         5. Article XLIII grants Tenant the right to six (6) parking spaces per one thousand (1,000) rentable square feet of the Premises. The Second Amendment to Office Lease dated November 23, 1998 indicates that, for purposes of Article XLIII, the Premises consists of 121,141 rentable square feet. Tenant is currently entitled to 726 parking spaces of which 298 are covered parking spaces. If Developer and Lessor consummate the "Exchange", as described in the Fifth Amendment, Article XLIII of the Lease is automatically amended as of the Exchange Date to:

                  (a) reduce the number of parking spaces the Lessor is obligated to construct on the Property and provide to Lessee from 6 per 1,000 rentable square feet in the Premises to 5.5 per 1,000 rentable square feet in the Premises; and

                  (b) the number of the parking spaces Lessor is obligated to provide to Lessee which must be covered parking spaces remains 298 and may be increased to 328 pursuant to Section 6 below.

If Lessee rents additional space from Lessor pursuant to Article XXX of the Lease, Lessor must provide Lessee 5.5 parking spaces per 1,000 rentable square feet in the additional space and approximately thirty-five percent (35%) of such parking spaces must be covered parking spaces.

         6. Section 5 of the Fifth Amendment is hereby deleted in its entirety and replaced with the following:

                  5. Prior to commencement of construction of the Phase II Building, Lessor shall give Lessee written notice thereof and Lessee's parking spaces will automatically be relocated from the surface parking lot located on the Property to a surface parking lot Developer or Lessor will construct on Phase II prior to the Exchange and to the Parking Structure. Lessor must relocate at least 200 of Lessee's covered parking spaces to covered parking spaces in the Parking Structure. The 200 covered parking spaces in the Parking Structure must be located in the easternmost portions of the Parking Structure. Lessor may relocate the remaining 98 covered spaces Lessor is obligated to provide to Lessee either to covered spaces in the Parking Structure or to covered spaces on the surface parking lot to be constructed on Phase II. If Lessor does not relocate all 298 of the covered parking spaces Lessor is obligated to provide to Lessee to covered spaces in the Parking Structure, Lessor must, at no cost to Lessee, increase the number of covered parking spaces Lessor provides to Lessee from 298 to
                  328. If Lessor is obligated to increase the number of covered parking spaces Lessor provides to Lessee from 298 to 328, Lessor is not obligated to increase the number of total parking spaces Lessor provides to Lessee, so Lessee will have 30 fewer uncovered parking spaces.

         7. Except as otherwise expressly modified in this Sixth Amendment, the terms and provisions of the Lease are and shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Sixth Amendment, the terms and provisions of this Sixth Amendment shall govern and control.

         8. This Sixth Amendment may be executed in any number of counterparts, all of which together shall be deemed to constitute one instrument, and each of which shall be deemed an original.

                  IN WITNESS WHEREOF, the parties have executed this Sixth Amendment to Office Lease as of the day and year first above written.

Lessor:                                    Lessee:

OPUS REAL ESTATE ARIZONA II,               JDA SOFTWARE GROUP, INC., a
L.L.C., a Delaware limited liability       Delaware corporation
company

By /s/ Wade Lay                            By /s/ Kristen L. Magnuson
   ------------------                         ----------------------------
Name: WADE LAY                             Name: KRISTEN L. MAGNUSON
Title: VICE PRESIDENT                      Title: EXECUTIVE VICE PRESIDENT

                             [CONCEPTUAL SITE PLAN]

                                    EXHIBIT A

                        SEVENTH AMENDMENT TO OFFICE LEASE
                              SCOTTSDALE NORTHSIGHT

                  THIS SEVENTH AMENDMENT TO OFFICE LEASE (the "Seventh Amendment") is made and entered into as of the 30th day of June, 2003, by and between OPUS REAL ESTATE ARIZONA II, L.L.C., a Delaware limited liability company ("Lessor"), and IDA SOFTWARE GROUP, INC., a Delaware corporation ("Lessee").

                  WHEREAS, Opus West Corporation, a Minnesota corporation, predecessor in interest to Lessor, and Lessee entered into that certain Office Lease dated April 30, 1998, as amended by that certain First Amendment to Office Lease dated June 30, 1998, that certain Second Amendment to Office Lease dated November 23, 1998, that certain Third Amendment to Lease Agreement dated October 8, 1999, that certain Revised and Restated Third Amendment to Lease Agreement dated October 20, 1999, that certain Fourth Amendment to Office Lease dated May 30, 2001, that certain Fifth Amendment to Office Lease (the "Fifth Amendment") dated May 31, 2001, and that certain Sixth Amendment to Office Lease dated as of August 31, 2001 (the "Sixth Amendment") (as amended, the "Lease"), all in regard to the leasing by Lessee from Lessor of certain premises at that certain project known as Scottsdale Northsight, located west of and contiguous to 87th Street, and south of Raintree Drive, in Scottsdale, Arizona; and

                  WHEREAS, the parties desire to modify the Lease as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. The terms and provisions of this Seventh Amendment shall be effective on the date of this Seventh Amendment. All capitalized terms used in this Seventh Amendment, unless otherwise defined herein, shall have the same meanings given to them in the Lease.

         2. The second reference to "December 31, 2001" within Section 7 of the Fifth Amendment is hereby deleted and the phrase "August 31, 2003" is substituted in its place. Accordingly, notwithstanding anything to the contrary contained in the Fifth Amendment or elsewhere in the Lease, the terms and provisions of the Fifth Amendment shall not be deemed null, void and of no force or effect pursuant to the provisions of Section 7 of the Fifth Amendment unless and until Developer and Lessor fail to enter into an agreement to swap the Adjacent Parcel for a portion of the Property on or before August 31, 2003.

         3. Notwithstanding anything to the contrary contained in the Lease, the initial term of the Lease is hereby extended through, and shall expire on, December 31, 2014, which extension period is inclusive of the First Renewal Term, as defined in Article XXXI of the Lease. From and after the date of this Seventh Amendment, Article XXXI of the Lease is hereby deleted from the Lease in its entirety; provided, however, that Lessee shall be deemed to have exercised its option to extend the term of the Lease for the First Renewal Term for purposes of Article XXXII of the Lease.

         4.       Lessee hereby waives Lessee's early termination rights under
Article XXXVIII of the Lease. From and after the date of this Seventh Amendment, the terms and provisions of Article XXXVIII of the Lease shall be null, void and of no further force and effect.

         5. The parties hereby acknowledge and agree that Lessee timely notified Lessor of Lessee's election to exercise Lessee's Offer Right pursuant to Article XXX of the Lease. Lessor hereby agrees to make the remaining portions of the rentable areas of the Building (the "Additional Space"), which consist of approximately 15,942 rentable square feet in the aggregate, available for lease by Lessee, and Lessee hereby agrees to lease the Additional Space from Lessor, commencing on the date that is sixty (60) days after Lessor delivers possession of the Additional Space to Lessee for Lessee's installation of any tenant improvements therein in accordance with Section 8 of this Seventh Amendment (the "Additional Space Commencement Date") and continuing thereafter throughout the remainder of the term of the Lease. Tenant's lease of the Additional Space will in all events be coterminous with Tenant's lease of the remainder of the Premises, as may be extended under the Lease.

         6. Commencing on the Additional Space Commencement Date and continuing thereafter throughout the remainder of the initial term of the Lease (as extended pursuant to Section 3 of this Seventh Amendment), (i) the Premises shall be deemed to consist of the existing Premises and the Additional Space, or 137,083 rentable square feet of space, for all purposes under the Lease, including, without limitation, for purposes of calculating Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses (which pro rata share will be equal to 100% of Real Estate Taxes and Operating Expenses for the Building), and
(ii) Lessee will pay Base Rent (based upon a Premises consisting of 137,083 rentable square feet of space) in accordance with the following schedule:

Applicable Portion                    Annual Rental Rate Per
     of Term                          Rentable Square Foot
------------------                    ----------------------
Additional Space Commencement                $14.50
Date-12/31/09

01/01/10-12/31/14                            $16.25

Prior to the Additional Space Commencement Date, the Premises shall be deemed to consist of the existing Premises only, or 121,141 rentable square feet of space, for all purposes under the Lease, including, without limitation, for purposes of calculating Lessee's Pro Rata Share of Real Estate Taxes and Operating Expenses. In the event the Additional Space Commencement Date occurs prior to January 1, 2005, then in that event Lessee will pay Base Rent (based upon a Premises consisting of 121,141 rentable square feet of space) in accordance with Article I of the Lease through the Additional Space Commencement Date and thereafter Lessee will pay Base Rent in accordance with subsection (ii) of the second preceding sentence. In the event the Additional Space Commencement Date occurs after January 1, 2005, then in that event Lessee will pay Base Rent (based upon a Premises consisting of 121,141 rentable square feet of space) in accordance with Article I of the Lease through December 31, 2004, Lessee will pay Base Rent (based upon a Premises consisting of 121,141 rentable square feet of space) based upon an annual rental rate of $14.50 per rentable square foot of the Premises commencing on January 1,

2005 through the Additional Space Commencement Date and thereafter Lessee will pay Base Rent in accordance with subsection (ii) of the third preceding sentence.

         7. Promptly following the expiration of the existing third party leases for portions of the Additional Space and the applicable third party's vacation thereof, Lessor agrees to deliver such portions of the Additional Space to Lessee for Lessee's installation of any tenant improvements therein, which tenant improvements, if any, will in all events be considered "Work" for purposes of Article VIII of the Lease. Notwithstanding anything to the contrary contained in the Lease, Lessor shall have no obligation to construct, or pay any portion of the cost of, any tenant improvements installed in the Additional Space or any portion of the existing Premises in connection with any build out of the Additional Space by Lessee. Lessor hereby agrees to use commercially reasonable efforts to cause those certain third party tenants occupying the Additional Space as of the date of this Seventh Amendment to vacate such tenants' respective spaces promptly following the expiration of such tenants' leases for such spaces. Lessor further agrees that Lessor will not consent to any holdovers by any such tenants in such spaces after the expiration of the respective leases.

         8. Pursuant to Section 5 of the Sixth Amendment, from and after the Additional Space Commencement Date, in addition to those parking spaces provided to Lessee based upon a Premises consisting of the existing Premises only, Lessor will provide to Lessee 5.5 parking spaces per 1,000 rentable square feet of the Additional Space, thirty-five percent (35%) of which will be covered parking spaces (or 88 total additional parking spaces [31 of which will be covered parking spaces] based upon an Additional Space consisting of 15,942 rentable square feet). Except as expressly set forth to the contrary in this
Section 8, all such parking spaces will be provided to Lessee pursuant to the terms and provisions of the Lease, including, without limitation, Article XLIII thereof.

         9. Commencing on the Additional Space Commencement Date, based upon the additional parking spaces to be provided to Lessee pursuant to Section 8 of this Seventh Amendment, Section 6 of the Sixth Amendment is hereby deleted in its entirety and the following text is substituted in its place:

                  6. Prior to commencement of construction of the Phase II Building, Lessor shall give Lessee written notice thereof and Lessee's parking spaces will automatically be relocated from the surface parking lot located on the Property to a surface parking lot Developer or Lessor will construct on Phase II prior to the Exchange and to the Parking Structure. Lessor must relocate at least 210 of Lessee's covered parking spaces to covered parking spaces in the Parking Structure. The 210 covered parking spaces in the Parking Structure must be located in the easternmost portions of the Parking Structure. Lessor may relocate the remaining 119 covered spaces Lessor is obligated to provide to Lessee either to covered spaces in the Parking Structure or to covered spaces on the surface parking lot to be constructed on Phase II. If Lessor does not relocate all 329 of the covered parking spaces Lessor is obligated to provide to Lessee to covered spaces in the Parking Structure, Lessor must, at no cost to Lessee, increase the number of covered parking spaces Lessor provides to Lessee from 329 to 359. If Lessor is obligated to increase the number of covered parking spaces Lessor provides to Lessee from 329 to 359, Lessor is not obligated to increase the number of total parking spaces Lessor provides to Lessee, so Lessee will have 30 fewer uncovered parking spaces.

         10. Tenant represents that Tenant has dealt with no brokers in connection with this Seventh Amendment other than Lee & Associates Arizona Commercial Real Estate Services Com. and Opus West Management Corporation (collectively, the "Brokers") and that insofar as Tenant knows, no other broker negotiated or participated in negotiations of this Seventh Amendment or is entitled to any commission in connection therewith. Landlord and Tenant agree that no broker (other than the Brokers) shall be entitled to any commission in connection with the expansion of the Premises. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Tenant in connection herewith other than the Brokers. Landlord shall pay the Brokers pursuant to a separate agreement and shall defend, indemnify and hold harmless Tenant from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Landlord in connection herewith including the Brokers.

         11. Except as otherwise expressly modified in this Seventh Amendment, the terms and provisions of the Lease are and shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Seventh Amendment, the terms and provisions of this Seventh Amendment shall govern and control.

         12. This Seventh Amendment may be executed in any number of counterparts, all of which together shall be deemed to constitute one instrument, and each of which shall be deemed an original.

                  IN WITNESS WHEREOF, the parties have executed this Seventh Amendment to Office Lease as of the day and year first above written.

Lessor:                                     Lessee:

OPUS REAL ESTATE ARIZONA II,                JDA SOFTWARE GROUP, INC., a
L.L.C., a Delaware limited liability        Delaware corporation
company

By /s/ Andrew C. Deckas                     By /s/ Kristen E. Magnuson
   --------------------                        -----------------------
Name:  Andrew C. Deckas                     Name:  Kristen E. Magnuson
Title: Vice President                       Title: EVP/CFO

[OPUS LETTERHEAD]

June 30, 2003

VIA FEDERAL EXPRESS

JDA Software Group, Inc.
14400 North 87th Street
Scottsdale, Arizona 85260
Attention: Kristen L. Magnuson, CFO

                  Re: Office Lease Scottsdale Northsight II dated May 25, 2001 by and between Opus West Corporation, a Minnesota corporation ("Opus West"), and JDA Software Group, Inc., a Delaware corporation ("JDA"), as terminated by that certain Letter Agreement dated September 19, 2001 between Opus West and JDA (as terminated, the "Lease")

Ladies and Gentlemen:

                  You will recall that Articles XXIX (Expansion Right) and XXXV (First Right of Offer) of the Lease survived the termination thereof. In light of the fact that Opus West presently plans to acquire the Property and construct the Building thereon (the "Phase II Building"), the purpose of this letter agreement (the "Letter Agreement") is to confirm the understanding between the parties in connection with, and to restate in their entirety, JDA's surviving rights under the Lease. Capitalized terms used in this Letter Agreement and not otherwise defined herein shall have the meanings given to them in the Lease.

                  The parties hereto acknowledge and agree that the following rights expressly survived the termination of the Lease and, assuming Opus West acquires the Property and constructs the Phase II Building thereon, will remain in full force and effect pursuant to the terms and provisions of this Letter
Agreement:

         1. EXPANSION RIGHT: Subject to the terms and conditions set forth in this Section 1, the owner of the Phase II Building (the "Phase II Owner") grants to JDA the right ("Offer Right") to be offered by the Phase II Owner the opportunity to lease an approximately 11,000 rentable square foot contiguous block of space in the Phase II Building (the "Expansion Space"), which Expansion Space will be provided to JDA, if at all, between the sixtieth (60th) and seventy-second (72nd) calendar month after the date of issuance of all governmental approvals of substantial completion of the Phase II Building shell (the "Offer Right Period"). The location of such space will be determined by Landlord in Landlord's sole and absolute discretion. At least twelve (12) months prior to the date that the Phase II Owner will make the Expansion Space available to JDA, the Phase II Owner will give JDA written notice of the availability and location thereof and the date upon which the Expansion Space can be delivered to JDA (the "Expansion Space Delivery Date"). At least nine (9) months prior to the Expansion Space Delivery Date, JDA shall notify the Phase II Owner in writing whether JDA elects to exercise its right to lease the Expansion Space on the terms of this Section 1. If JDA elects not to lease the Expansion Space, the provisions of this Section 1 shall be null, void and of no further force or effect. Failure of JDA to timely respond in writing will be deemed an election by JDA not to lease such

[OPUS LETTERHEAD]

                  Expansion Space from the Phase II Owner. Within thirty (30) days of receipt of JDA's notice indicating JDA's decision to lease the Expansion Space, the Phase II Owner shall provide JDA a form of lease in regard to JDA's lease of the Expansion Space. The lease of the Expansion Space shall commence upon delivery of the Expansion Space to JDA, shall expire on December 31, 2014 and Base Rent for the Expansion Space will be at $17.00 per rentable square foot of the Expansion Space for months one (1) through thirty (30) of such term and at $18.50 per rentable square foot of the Expansion Space for months thirty-one (31) through the expiration of such term. The Expansion Space will be provided to JDA in "as is" condition without representation or warranty by the Phase II Owner and without any obligation on the Phase II Owner's part to construct any tenant improvements therein or to pay any brokerage commission relating thereto. With respect to tenant improvements, if the Expansion Space is in "shell" condition (e.g., the Expansion Space has not previously been improved for occupancy by a tenant on the Expansion Space Delivery
                  Date), the Phase II Owner shall provide to JDA a tenant improvement allowance relating to the Expansion Space at then fair market rates for similar buildings, taking into account the term of the lease of the Expansion Space, the condition of the Expansion Space as of the date of commencement of JDA's leasing thereof, and other relevant factors. If the Expansion Space has previously been improved for occupancy by a tenant, no tenant improvement allowance will be payable with respect thereto.

         2. FIRST RIGHT OF OFFER: Subject to the terms and conditions set forth in this Section 2, the Phase II Owner grants to JDA the first right ("First Right") to be offered by the Phase II Owner to lease all or a portion of the leasable area in the Phase II Building. If, at any time while this First Right is in effect, the Phase II Owner should intend to lease any portion of such space to a third party tenant (the "Available Space"), then the Phase II Owner shall first offer to lease the Available Space to JDA and provide to JDA the terms of the Phase II Owner's offer to such third party (the "Third Party Terms"). In the event the Phase II Owner offers to Lease the Available Space to JDA pursuant to this Section 2, JDA shall notify the Phase II Owner in writing within ten (10) business days of its receipt of the Phase II Owner's notice whether JDA desires to lease the Available Space from the Phase II Owner on the Third Party Terms. If JDA notifies the Phase II Owner in writing within such ten-business day period that JDA does not desire to lease the Available Space, or if JDA does not respond in writing to the Phase II Owner's notice within such ten-business day period, then, in either of the above instances, the Phase II Owner's obligations under this Section 2 shall automatically and forever terminate as to the Available Space and the Phase II Owner shall thereafter be entitled to lease the Available Space to the existing, or any future third party tenant, free of any rights of JDA therein. If JDA notifies the Phase II Owner in writing within such ten-business day period that JDA desires to lease the Available Space from the Phase II Owner on the Third Party Terms, the parties shall thereafter execute a form of lease in regard to JDA's lease of the Available Space (which lease form shall provide for JDA's lease of the Available Space on the Third Party Terms). Subject to the termination thereof as described in the second preceding sentence, the First Right described herein is intended by the parties to be valid through the end of the sixtieth (60th) calendar month after the date of issuance of all governmental approvals of substantial completion of the Phase II Building shell and shall be of no further force or effect thereafter. The purpose of this Section 2 is to provide notice to JDA so that JDA may be in a position to lease portions of the Phase II Building on a competitive basis with others, and, notwithstanding anything to the contrary contained in this Section 2, nothing in this Section shall be deemed to be an option or right of first refusal.

[OPUS LETTERHEAD]

         3. PHASE II BUILDING NAME/SIGNAGE: The Phase II Owner hereby agrees that the Phase II Owner will not permit the following tenants to place signage on the Phase II Building: Accenture, AC Nielson Corporation, Armature Ltd., GERS, Inc., i2 Technologies, Information Resources, Inc., KhiMetrics, Inc., Manugistics Group, Inc., Marketmax, Inc., nsb Retail Systems PLC, Oracle Corporation, Retek, Inc., SAP AG, SVI Holdings, Inc., TCI Solutions, Inc. Notwithstanding the foregoing, in the event that JDA has not leased space in the Phase II Building on or before the expiration of the sixtieth (60th) month after the date of issuance of all governmental approvals of substantial completion of the Phase II Building shell, then in that event the terms and provisions of this Section 3 shall immediately thereafter terminate automatically and without further action of the parties.

         4. TRANSFER OF PHASE II OWNER'S INTEREST: If Opus West or any subsequent Phase II Owner transfers (other than for collateral security purposes) its ownership interest in the Phase II Building, the transferor is automatically relieved of all obligations on the part of the Phase II Owner accruing under this Letter Agreement from and after the date of such transfer, provided that the transferee agrees in writing to assume such obligations. The Phase II Owner's covenants and obligations in this Letter Agreement bind each successive Phase II Owner only during and with respect to its respective period of ownership. In the event that Opus West elects to transfer its ownership interest in the Phase II Building to a third party, Opus West agrees to disclose the terms and provisions of this Letter Agreement to such third party in connection with such transfer.

                  Assuming that the foregoing rights correctly describe your understanding of those rights granted to JDA under the Lease that expressly survived the termination thereof, please have the appropriate JDA representative acknowledge its agreement with the terms and provisions herein by signing this letter in the space provided below and returning a copy thereof to my attention via facsimile at 602-468-7045.

[OPUS LETTERHEAD]

                  If you have questions or comments concerning any of the matters contained herein, do not hesitate to contact me.

                                    Very truly yours,

                                    OPUS WEST CORPORATION, a Minnesota
                                    corporation

                                    By /s/ Thomas W. Roberts
                                       ---------------------
                                    Name:  Thomas W. Roberts
                                    Title: President

AGREED AND ACKNOWLEDGED this 30th day
of June, 2003:

JDA SOFTWARE GROUP, INC., a Delaware
corporation

By /s/ Kristen R. Magnuson
   -----------------------
Name:  Kristen R. Magnuson
Title: EVP/CFO

cc:      Daniel T. Haug, Esq. (via interoffice delivery)
         Mr. Jeff Roberts (via interoffice delivery)
         Mr. Adrian Evarkiou (via interoffice delivery)
         Mr. Gregory L. Mast (via facsimile: 602-530-8500)